EXECUTION VERSION

SENSATA TECHNOLOGIES B.V.

AND

THE GUARANTORS NAMED HEREIN
$750,000,000

4.000% SENIOR NOTES DUE 2029
____________________________________
INDENTURE

Dated as of March 29, 2021
____________________________________
THE BANK OF NEW YORK MELLON

Trustee
____________________________________

TABLE OF CONTENTS

    i

Exhibit A    FORM OF NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF NOTATION OF GUARANTEE
Exhibit E    FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of March 29, 2021 among Sensata Technologies B.V., a private company with limited liability incorporated under Dutch law (the “Issuer”), the Guarantors (as defined herein) and The Bank of New York Mellon, a New York banking corporation, as Trustee. The Issuer is an indirect wholly owned subsidiary of Sensata Technologies Holding plc (“Parent”) on the Issue Date.
The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of (a) the $750,000,000 aggregate principal amount of the Issuer’s 4.000% Senior Notes due 2029 (the “Initial Notes”) and (b) any Additional Notes (as defined herein) that may be issued after the date hereof (all such securities in clauses (a) and (b) being referred to collectively as the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will initially be issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 144A.
“2023 Notes” means the $500,000,000 aggregate principal amount of 4.875% Senior Notes due 2023 issued by the Issuer and Guaranteed by certain of the Issuer’s Subsidiaries.
“2024 Notes” means the $400,000,000 aggregate principal amount of 5.625% Senior Notes due 2024 issued by the Issuer and Guaranteed by certain of the Issuer’s Subsidiaries.
“2025 Notes” means the $700,000,000 aggregate principal amount of 5.000% Senior Notes due 2025 issued by the Issuer and Guaranteed by certain of the Issuer’s Subsidiaries.
“2030 Notes” means the $450,000,000 aggregate principal amount of 4.375% Senior Notes due 2030 issued by STI and Guaranteed by the Issuer and certain of its Subsidiaries.
“2031 Notes” means the $750,000,000 aggregate principal amount of 3.750% Senior Notes due 2031 issued by STI and Guaranteed by the Issuer and certain of its Subsidiaries.
“Additional Notes” means additional Notes (other than the Initial Notes) in an unlimited principal amount issued under this Indenture after the Issue Date in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar, co-registrar, Paying Agent, transfer agent, additional paying agent or other agent appointed hereunder.
“Aggregate Debt” means the sum of the following as of the date of determination: (1) the sum of the then outstanding aggregate principal amount of (a) the Indebtedness of the Issuer and its Subsidiaries incurred after the Issue Date and secured by Liens not permitted by Section 4.12(a) and (b) Indebtedness of the Issuer and its Subsidiaries secured by a Lien under the Credit Agreement that is outstanding on the Issue Date less the amount of such Indebtedness that has subsequently been repaid; (2) the then outstanding aggregate principal amount of all Subsidiary Debt incurred after the Issue Date and not permitted by Section 4.09(b); provided that any such Subsidiary Debt will be excluded from this clause (2) to the extent that such Subsidiary Debt is included in clause (1) or (3) of this definition; and (3) the then existing Attributable Liens of the Issuer and its Subsidiaries in respect of sale and lease-back transactions entered into after the Issue Date pursuant to Section 4.08(b); provided that any such Attributable Liens will be excluded from this clause (3) to the extent that the Indebtedness relating thereto is included in clause (1) or (2) of this definition.
“Applicable Premium” means, with respect to any Note on any redemption date and as calculated by the Issuer, the greater of:
(1)    1.0% of the principal amount of such Note; and

(2)     the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note that would apply if such Note were redeemed on April 15, 2024 (such redemption price (expressed in percentage of principal amount) being set forth in the table appearing in Section 3.07(c) hereof), plus (ii) all remaining scheduled payments of interest due on such Note to and including April 15, 2024 (excluding accrued but unpaid interest, if any, to, but excluding, the redemption date), with respect to each of subclause (i) and (ii), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the relevant Depositary that apply to such transfer or exchange.
“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of: (1) the fair market value of the assets subject to such transaction, as determined in good faith by the Issuer’s Board of Directors; and (2) the present value (discounted at a rate of 10% per annum compounded monthly) of the obligations of the lessee for rental payments during the shorter of the term of the related lease or the period through the first date on which the Issuer or the applicable Subsidiary may terminate the lease.
“Bankruptcy Law” means (i) Title 11, United States Code or any similar U.S. federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors, (ii) the Dutch Bankruptcy Law or any similar Dutch federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors and (iii) any other similar federal or local law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors in any other applicable jurisdiction, now or hereinafter in effect.
“Beneficial Owner” or “beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation;
(2)    with respect to a partnership having only one general partner, the board of directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the conseil de gérance, the conseil d’administration, the managing member or members or any controlling committee of managing members or other governing body thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.
“Capital Lease” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP (except for temporary treatment of construction related expenditures under ASC 840-40-15-5, which will ultimately be treated as operating leases upon a sale lease-back transaction).
“Capital Stock” means:
(1)    in the case of a corporation, capital stock, shares or share capital;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means any of the following:
(1)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States, any state, commonwealth or territory of the United States or any agency or instrumentality thereof, having (i) one of the three highest ratings from either Moody’s or S&P and (ii) maturities of not more than two years from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;
(2)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a lender under the Credit Agreement or (ii)(A) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof, the District of Columbia or the Commonwealth of Puerto Rico and is a member of the Federal Reserve System and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Domestic Bank”), in each case with maturities of not more than one year from the date of acquisition thereof;
(3)    commercial paper and variable or fixed rate notes issued by an Approved Domestic Bank (or by the parent company thereof) or any variable rate note issued by, or guaranteed by a domestic corporation rated “A-2” (or the equivalent thereof) or better by S&P or “P-2” (or the equivalent thereof) or better by Moody’s, in each case with maturities of not more than one year from the date of acquisition thereof;
(4)    repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer (including any lender under the Credit Agreement), in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States;
(5)    investments, classified in accordance with GAAP as current assets of the Issuer or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions having capital of at least $250,000,000 and the portfolios of which are limited such that 95% of such investments are of the character, quality and maturity described in clauses (1), (2), (3), or (4) of this definition;
(6)    solely with respect to the Issuer and any Foreign Subsidiary, non-U.S. Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Person maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within one year of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank; and

(7)    readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United Kingdom, the Netherlands or any member nation of the European Union whose legal tender is the euro and which are denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction, having (i) one of the three highest ratings from either Moody’s or S&P and (ii) maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United Kingdom, the Netherlands or any such member nation of the European Union is pledged in support thereof.
“Change of Control” means the occurrence of any of the following:
(1)    the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person; or
(2)    the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer or any entity of which the Issuer is a Subsidiary; provided that so long as the Issuer is a Subsidiary of Parent, no Person or group shall be deemed to be or become a beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer or any entity of which the Issuer is a Subsidiary, as applicable, unless such Person or group shall be or become, directly or indirectly, a beneficial owner of more than 50% of the total voting power of the Voting Stock of Parent.
“Clearstream” means Clearstream Banking S.A. and any successor thereto.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Issue Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.
“Commission” means the U.S. Securities and Exchange Commission.
“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, and other non-cash charges (excluding any non-cash item that represents an accrual or reserve for a cash expenditure for a future period) of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of: (a) consolidated interest expense of such Person and its Subsidiaries for such period (including amortization of original issue discount, non-cash interest payments (other than imputed interest as a result of purchase accounting), commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the interest component of Capital Leases, net payments (if any) pursuant to interest rate Hedging Obligations (any net receipts pursuant to such interest rate Hedging Obligations shall be included as a reduction to Consolidated Interest Expense), but excluding amortization of deferred financing fees or expensing of any bridge or other financing fees, and any loss on the early extinguishment of Indebtedness, in each case, relating to the Specified Financings) and (b) consolidated capitalized interest of such Person and its Subsidiaries for such period, whether paid or accrued and less (c) interest income actually received or receivable in cash for such period; provided, however, that Securitization Fees shall be deemed not to constitute Consolidated Interest Expense.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that
(1)    any net after-tax extraordinary, unusual or nonrecurring gains or losses (including, without limitation, severance, relocation, signing bonus, transition and other restructuring costs and litigation settlements or losses) shall be excluded;
(2)    the Net Income for such period shall not include the cumulative effect of a change in accounting principle(s) during such period;
(3)    any net after-tax gains or losses attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Issuer) and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded;
(4)    the Net Income for such period of any Person that is not a Subsidiary of such Person, or that is accounted for by the equity method of accounting, shall be excluded; provided that, to the extent not already included, Consolidated Net Income of such Person shall be (A) increased by the amount of dividends or other distributions that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof in respect of such period and (B) decreased by the amount of any equity of the Issuer in a net loss of any such Person for such period to the extent the Issuer has funded such net loss;
(5)    [reserved];
(6)    non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs shall be excluded;
(7)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment or conversion of Indebtedness or Hedging Obligations shall be excluded;

(8)    unrealized gains and losses from Hedging Obligations or “embedded derivatives” that require the same accounting treatment as Hedging Obligations shall be excluded;
(9)    the effect of any non-cash items resulting from any amortization, write-up, write-down, write-off or impairment of assets (including intangible assets, goodwill and deferred financing costs but excluding inventory) in connection with any future acquisition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the Issue Date resulting from the application of SFAS Nos. 142 and 144 (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded;
(10)    any purchase accounting adjustments (including the impact of writing up inventory or deferred revenue at fair value), amortization, impairments, write-offs, or non-cash charges with respect to purchase accounting with respect to any acquisition, merger, consolidation, disposition or similar transaction, shall be excluded;
(11)    any reasonable expenses or charges incurred in connection with any Equity Offering, investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Indenture (in each case whether or not consummated) or the offering of the Notes, shall be excluded;
(12)    the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees), shall be excluded; and
(13)    any gains or losses relating to foreign currency transactions, including those relating to mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of GAAP, including pursuant to FAS No. 52, shall be excluded.
To the extent not already included in Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses or charges that are covered by indemnification or other reimbursement provisions in connection with any sale, conveyance, transfer or disposition of assets permitted under this Indenture.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person Guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Corporate Trust Office of the Trustee” will be the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuer.
“Credit Agreement” means that certain credit agreement, dated as of May 12, 2011 (as amended from time to time prior to the Issue Date, including by that certain amendment, dated as of September 20, 2019, among the Issuer, STI, certain other subsidiaries of the Issuer and the other parties thereto), among STI, as the borrower, the “Parent” (as defined therein), Morgan Stanley Senior Funding, Inc., as Administrative Agent, and the financial institutions from time to time party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each of the foregoing cases as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement adding or changing the borrower or guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated non-Global Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases and Decreases in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.01(d) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture, including DTC, Euroclear and/or Clearstream.
“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person, or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or Screened Affiliate), is a party (whether or not requiring further performance by such Person), the value and/or cashflows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Parent, the Issuer and/or any one or more of the Guarantors (the “Performance References”).
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or any of its Subsidiaries or transferred by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“DTC” means The Depository Trust Company.
“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication,
(1)    the provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus
(2)    Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus
(3)    Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus
(4)    any other non-cash charges, expenses or losses (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up) reducing Consolidated Net Income for such period (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period), plus
(5)    any net gain or loss resulting from Hedging Obligations relating to currency exchange risk, plus
(6)    the amount of any expense for minority interests consisting of Subsidiary income attributable to minority equity interests of third parties in any Guarantor deducted (and not added back) in such period in calculating Consolidated Net Income, plus
(7)    Securitization Fees to the extent deducted in calculating Consolidated Net Income for such period, plus
(8)    any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations, less
(9)    non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges made in any prior period).
If acquisitions, dispositions, mergers or consolidations (as determined in accordance with GAAP) have been made by the Issuer or any Subsidiary of the Issuer during the Measurement Period or subsequent to such Measurement Period and on or prior to or simultaneously with the date on which EBITDA is calculated, then EBITDA shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, mergers or consolidations had occurred on the first day of such Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition, disposition, merger or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that (A) have been realized or (B) for which the steps necessary for realization have been taken (or are taken concurrently with such transaction) or (C) for which the steps necessary for realization are reasonably expected to be taken within the twenty-four month period following such transaction and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead; provided that, in each case, such adjustments are set forth in a certificate signed by a responsible financial or accounting Officer of the Issuer which states (i) the amount of such adjustment or adjustments and (ii) in the case of items (B) or (C) above, that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officer executing such certificate at the time of such execution.
“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than (i) public offerings with respect to common stock of the Issuer or of any of its direct or indirect parent companies registered on Form S-4 or Form S-8 or (ii) an issuance to any Subsidiary of the Issuer.
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and any successor thereto.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not incorporated, organized or existing under the laws of the United States, any state thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date; provided, however, that leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Issuer’s financial statements for the fiscal year ended December 31, 2018 for purposes of all covenant compliance determinations and all other pertinent determinations and purposes under this Indenture, notwithstanding any change in GAAP relating thereto, including with respect to ASC 842. Notwithstanding the foregoing any reports or financial information required to be delivered pursuant to Section 4.03 shall be prepared in accordance with GAAP as in effect on the date thereof. At any time after the adoption of IFRS by the Issuer for its financial statements and reports for all financial reporting purposes, the Issuer may elect to apply IFRS for all purposes of this Indenture, in lieu of GAAP, and, upon any such election, references herein to GAAP shall be construed to mean IFRS as in effect from time to time; provided that (1) any such election once made shall be irrevocable and shall only be made once, except as may be necessary to comply with applicable law, rule or regulation, (2) all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of IFRS and (3) from and after such election, all ratios, computations and other determinations (A) based on GAAP contained in this Indenture shall be computed in conformity with IFRS and (B) in this Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any election to the Trustee and the Holders of Notes within 15 days of such election. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness. For purposes of this description, the term “consolidated” with respect to any Person means such Person consolidated with its Subsidiaries.
“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means the 144A Global Note and the Regulation S Global Note.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. When used as a verb, “Guarantee” shall have a corresponding meaning.
“Guarantor” means any Person that provides a Note Guarantee, either on the Issue Date or after the Issue Date in accordance with the terms of this Indenture; provided that upon the release and discharge of such Person from its Note Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor. On the Issue Date, the Guarantors will be each Subsidiary of the Issuer that is a guarantor under the Credit Agreement.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1)    currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(2)    other agreements or arrangements designed to manage, hedge or protect such Person with respect to fluctuations in currency exchange, interest rates or commodity prices.
“Holder” means a Person in whose name a Note is registered in the register maintained by the Registrar.
“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Indebtedness” means, with respect to any Person,
(a)    any indebtedness (including principal and premium) of such Person, whether or not contingent:
(i)    in respect of borrowed money,
(ii)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without duplication, reimbursement agreements in respect thereof),
(iii)    representing the deferred and unpaid balance of the purchase price of any property (including Capital Leases), except (a) any such balance that constitutes a trade payable or similar obligation to a trade creditor in each case accrued in the ordinary course of business and (b) any earn-out obligations, until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, or
(iv)    representing any interest rate Hedging Obligations,
if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon the balance sheet (excluding the notes thereto) of such Person prepared in accordance with GAAP;
(b)    Disqualified Stock of such Person;
(c)    to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(d)    to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person);
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the normal course of business and not in respect of borrowed money, (b) obligations under or in respect of Securitization Financings, or (c) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of EITF 97-10, “The Effect of Lessee Involvement in Asset Construction.”
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” has the meaning assigned to it in the preamble to this Indenture.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Investment Grade” means (1) BBB- (with a stable outlook) or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 (with a stable outlook) or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), or (2) the equivalent to the foregoing in respect of the Rating Categories of any other Rating Agencies.
“Issue Date” means March 29, 2021.
“Joint Venture” means, with respect to any Person, any partnership, corporation or other entity in which up to and including 50% of the Equity Interests is owned, directly or indirectly, by such Person or one or more of its Subsidiaries. A Joint Venture shall not be treated as a Subsidiary.
“Legended Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will initially be issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Issuer or Parent for which financial statements have been filed with the Commission, or in the event that, at any date of determination, neither the Issuer nor Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the most recently completed four fiscal quarters of the Issuer for which internal financial statements are available.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.
“Net Short” means, with respect to a Holder or beneficial owner of the Notes, as of a date of determination, that either (i) the value of its Short Derivative Instruments (if any) exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments (if any) as of such date of determination or (ii) it is reasonably expected that the situation described in the foregoing clause (i) would have been the case were a “failure to pay” or

“bankruptcy credit event” (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to the Parent, the Issuer or any Guarantor immediately prior to such date of determination.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means any Guarantee of the obligations of the Issuer under this Indenture and the Notes issued hereunder by a Guarantor in accordance with the provisions of this Indenture.
“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Offering Memorandum” means that certain final offering memorandum, dated March 15, 2021, relating to the offering and sale of the Initial Notes.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary, or any director, managing director or member of the managing board, or any equivalent of any of the foregoing, or any Person duly authorized to act for on behalf, of the Issuer or any Guarantor, as applicable.
“Officers’ Certificate” means a certificate signed on behalf of the Issuer or any Guarantor, as applicable, by two Officers of the Issuer or such Guarantor, as applicable, one of whom is the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or the Chief Accounting Officer, or any director, managing director or member of the managing board, or any equivalent of any of the foregoing, of the Issuer or such Guarantor, as applicable; provided that, if the Issuer or such Guarantor, as applicable, has only one Officer, such certificate shall be required to be signed only by such one officer.
“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.
“Parent” means Sensata Technologies Holding plc, a public limited liability company incorporated under the laws of England and Wales or any successor or other entity that serves as a parent company to the Issuer.
“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
“Performance References” has the meaning set forth in the definition of the term “Derivative Instruments.”
“Permitted Bank Indebtedness” means any Indebtedness of the Issuer or any Subsidiary of the Issuer pursuant to one or more credit facilities with banks or other lenders providing for revolving credit loans or term loans or the issuance of letters of credit or bankers’ acceptances or the like and Guarantees of such Indebtedness by the Issuer or any Subsidiary of the Issuer; provided that the aggregate principal amount of such Permitted Bank Indebtedness at any time outstanding does not exceed $500,000,000.

“Permitted Business” means the business and any services, activities or businesses incidental, or directly related or similar to, any line of business engaged in by the Issuer and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.
“Permitted Liens” means:
(1)    Liens securing Permitted Bank Indebtedness;
(2)    Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;
(3)    (a) Liens given to secure the payment of the purchase price or other acquisition, installation or construction costs incurred in connection with the acquisition (including acquisition through merger or consolidation) of any Principal Property, including Capital Lease transactions in connection with any such acquisition and including any purchase money Liens, and (b) Liens existing on any Principal Property at the time of acquisition (including acquisition through merger or consolidation) thereof or at the time of acquisition by the Issuer or any Subsidiary of any Person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that with respect to clause (a), the Liens shall be given within 12 months after such acquisition and shall attach solely to the Principal Property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof;
(4)    Liens in favor of the Issuer or a Subsidiary of the Issuer;
(5)    Liens on any Principal Property in favor of the United States of America or any State thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such Principal Property;
(6)    Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business, Liens in connection with legal proceedings and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;
(7)    Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;
(8)    Liens to secure the performance of bids, trade or commercial contracts, government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing or in connection with workers’ compensation, unemployment insurance or other types of social security or similar laws and regulations;
(9)    licenses of intellectual property of the Issuer and its Subsidiaries granted in the ordinary course of business;
(10)    Liens to secure Indebtedness incurred by Foreign Subsidiaries pursuant to Section 4.09(b)(10);
(11)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;
(12)    Liens to secure Qualified Securitization Financings;
(13)    Liens on stock, partnership or other equity interests in any Joint Venture of the Issuer or any of its Subsidiaries or in any Subsidiary of the Issuer that owns an equity interest in a Joint Venture to secure Indebtedness contributed or advanced solely to that Joint Venture; provided that, in each case, the Indebtedness secured by such Lien is not secured by a Lien on any other property of the Issuer or any Subsidiary of the Issuer;
(14)    Liens and deposits securing netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;
(15)    Liens on, and consisting of, deposits made by the Issuer or STI, as applicable, to discharge or defease the Notes and this Indenture, the 2023 Notes, the 2024 Notes, the 2025 Notes, the 2030 Notes, the 2031 Notes or any other Indebtedness;
(16)    Liens on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums;
(17)    easements, rights of way, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of the Issuer and its Subsidiaries, taken as a whole; or
(18)    any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the preceding clauses (1) through (17), inclusive.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.
“Principal Property” means, with respect to any Person, all of such Person’s interests in any kind of property or asset (including the capital stock in and other securities of any other Person), except such as the Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Issuer and its Subsidiaries taken as a whole) not to be material to the business of the Issuer and its Subsidiaries, taken as a whole.
“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the Board of Directors of the Issuer shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Issuer or any of its Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement and any Credit Agreement Refinancing Indebtedness (as defined in the Credit Agreement) with respect thereto shall not be deemed a Qualified Securitization Financing.
“Rating Agency” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings publicly available, a nationally recognized statistical rating organization within the meaning of Section 3(62) under the Exchange Act, as the case may be, selected by the Issuer in its discretion, which will be substituted for S&P or Moody’s or both, as the case may be.
“Rating Category” means (1) with respect to S&P, any of the following categories (any of which may include a “+” or a “-“: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (3) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.
“Regulated Bank” means a commercial bank with a consolidated combined capital surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S, which period shall terminate (a) on May 8, 2021 with respect to the Initial Notes and (b) on such date as set forth in the applicable supplemental indenture entered into pursuant to Section 9.01(viii) with respect to any Additional Notes.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.
“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, and such screens prohibit the sharing of information with respect to the Parent or any of its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Assets” means any accounts receivable or other revenue streams subject to a Qualified Securitization Financing.
“Securitization Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.
“Securitization Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such Securitization Assets.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” means any Subsidiary of the Issuer (or another Person) formed for the purposes of engaging in one or more Qualified Securitization Financings and other activities reasonably related thereto.
“Senior Management” means the Chief Executive Officer or the Chief Financial Officer, or the equivalent of the foregoing, of the Issuer or Parent.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof (except, with respect to each test contained therein, substituting 20 percent instead of 10 percent as the applicable threshold).
“Specified Financings” means the entry into the Credit Agreement and the borrowings made thereunder, the 2023 Notes, the 2024 Notes, the 2025 Notes, the 2030 Notes and the 2031 Notes.
“STFC” means Sensata Technologies Finance Company, LLC, a Delaware limited liability company and a Subsidiary of the Issuer on the Issue Date.

“STI” means Sensata Technologies, Inc., a Delaware corporation and a Subsidiary of the Issuer on the Issue Date.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.
“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
“Treasury Rate” means, as of the applicable redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the period from the redemption date to April 15, 2024; provided, however, that if the period from the redemption date to April 15, 2024 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 15, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” means The Bank of New York Mellon, a New York banking corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unlegended Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend, deposited with or on behalf of, and registered in the name of, the Depositary or its nominee and issued upon expiration of the Restricted Period.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“U.S. Government Securities” means securities that are
(a)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(b)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time ordinarily entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness, at any date, the quotient obtained by dividing: (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment; by (2) the sum of all such payments.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02    Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.01
“Applicable Law”	4.01
“Authentication Order”	2.02
“Authorized Officers”	7.06
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Change in Tax Law”	3.07
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“First Par Call Date”	3.07
“Initial Default”	6.01
“Instructions”	7.06
“Legal Defeasance”	8.02
“Luxembourg Guarantor”	10.02
“Minimum Dollar Denomination”	2.01
“Notation of Guarantee”	10.03
“Paying Agent”	2.03
“Registrar”	2.03
“Relevant Taxing Jurisdiction”	4.01
“Reversion Date”	4.19
“Subsidiary Debt”	4.09
“Successor Company”	5.01
“Suspended Provisions”	4.19
“Suspension Date”	4.19
“Suspension Period”	4.19
“Taxes”	4.01

Section 1.03    Incorporation by Reference of Certain Provisions and Defined Terms in the Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes and the Note Guarantees; and

“obligor” on the indenture securities means the Issuer and the Guarantors, respectively, and any successor obligor upon the indenture securities, respectively.
All other terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them by such definitions.
This Indenture has not been qualified under the TIA and no provision of the TIA shall be deemed a part of this Indenture except as specifically set forth herein.
Section 1.04    Rules of Construction.
Unless the context otherwise requires:
(i)a term has the meaning assigned to it;
(ii)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(iii)“or” is not exclusive;
(iv)words in the singular include the plural, and words in the plural include the singular;
(v)“will” shall be interpreted to express a command;
(vi)provisions apply to successive events and transactions;
(vii)references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and
(viii)unless otherwise provided in this Indenture or in any Note, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

ARTICLE 2
THE NOTES
Section 2.01    Form and Dating.
(a)General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $200,000 (the “Minimum Dollar Denomination”) and any integral multiple of $1,000 in excess thereof.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)Rule 144A Global Notes; Global Notes Generally. Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a 144A Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated Participants in the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(c)Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of the designated Participants in the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in a Legended Regulation S Global Note shall be exchanged for beneficial interests in an Unlegended Regulation S Global Note pursuant to Section 2.06 and the Applicable Procedures. Simultaneously with the authentication of Unlegended Regulation S Global Notes, the Trustee shall cancel such Legended Regulation S Global Note. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(d)Depositary. The Issuer has initially appointed DTC to act as Depositary with respect to the Global Notes.
(e)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” or the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Euroclear or Clearstream, respectively, as Participants in DTC.

(f)None of the Issuer, the Guarantors, the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a Participant or Indirect Participant in, the Depositary or other Person, with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, Indirect Participant or member thereof, with respect to any ownership interest in the Global Notes or with respect to the delivery to any Participant, Indirect Participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Issuer, the Guarantors, the Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participants, Indirect Participants and any beneficial owners.
Section 2.02    Execution and Authentication.
At least one Officer must sign the Notes for the Issuer by manual, facsimile, or electronic signature, which may be delivered by .pdf attachment to an email or by other electronic means.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual or electronic signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee will, upon receipt of a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. Each such Authentication Order shall specify the amount of Notes to be authenticated and such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
Additional Notes may have an issue date, issue price, aggregate principal amount, interest accrual date or initial interest payment date different from those of the Initial Notes or any other Additional Notes. Any Additional Notes that are not fungible with the Initial Notes or any other Additional Notes for United States federal income tax purposes shall constitute a separate issue and shall carry a separate “CUSIP” or “ISIN” number. Notwithstanding the foregoing, all Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including for purposes of voting with respect to consents, waivers and amendments regarding this Indenture or the Notes and redemptions of and offers to purchase the Notes.
The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03    Agents.
The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Registrar or Paying Agent without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Registrar or Paying Agent.
The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Registrar or Paying Agent only if the Trustee also resigns as Trustee in accordance with Section 7.08.
The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Notes.
Section 2.04    Paying Agent to Hold Money in Trust.
The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and will notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) will have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.
Section 2.05    Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer will furnish or cause the Registrar to furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.06    Transfer and Exchange.
(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:
(A)    The Depositary (1) notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or (2) has ceased to be a clearing agency registered under the Exchange Act and the Issuer thereupon fails to appoint a successor Depositary within 120 Business Days;
(B)    the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Definitive Notes in exchange for beneficial interests in the Global Notes; or
(C)    there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes.
Upon the occurrence of any of the preceding events in (A), (B) or (C) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (d).
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A)both (1) and (2):
a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)both (1) and (2):
a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above, provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note prior to the expiration of the Restricted Period and the receipt by the Registrar of a certificate from the transferor stating that the transfer complies with Rule 903 or Rule 904 of the Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.06(h) hereof.
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B)if the transferee will take delivery in the form of a beneficial interest in the Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:
(1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Issuer so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such exchange or transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subparagraph (iv).
(v)Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer and Exchange of Beneficial Interests for Definitive Notes.
(i)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3)(d) thereof, if applicable;
(F)if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate upon receipt of an Authentication Order in accordance with Section 2.02 hereof and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)Beneficial Interests in Legended Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of a certificate from the transferor stating (x) that the transfer complies with Rule 903 or Rule 904 of the Securities Act; or (y) that the transfer is made pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(iii)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
(1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Issuer so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iv)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee will cause the aggregate principal amount of the Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer will execute and the Trustee will authenticate upon receipt of an Authentication Order in accordance with Section 2.02 hereof and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this

Section 2.06(c)(iv) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) will not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3)(d) thereof, if applicable;
(F)if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
(ii)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(1)    if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(2)    if the Holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Issuer so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of this Section 2.06(d)(ii), the Trustee will cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the Unrestricted Definitive Note so transferred.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Issuer duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(i)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of a Person or Persons who takes delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable.
(ii)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(1)    if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(2)    if the Holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Issuer so requests, an opinion of counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Note pursuant to the instructions from the Holder thereof.
(f)[Intentionally Omitted]
(g)Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(i)Private Placement Legend.
(A)Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT, WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR][IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO SENSATA TECHNOLOGIES B.V. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, IF SENSATA TECHNOLOGIES B.V. SHALL SO REQUEST), (F) INSIDE THE UNITED

STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER IS ANNEXED TO THE INDENTURE AND CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000 AN OPINION OF COUNSEL ACCEPTABLE TO SENSATA TECHNOLOGIES B.V. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR][IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), THE HOLDER MUST DELIVER THE CERTIFICATE OF TRANSFER RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND SENSATA TECHNOLOGIES B.V. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SENSATA TECHNOLOGIES B.V. MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”
(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(ii)Global Note Legend.
Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE

MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE RIGHTS ATTACHING TO THIS GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”
(h)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or a Definitive Note, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i)General Provisions Relating to Transfers and Exchanges.
(i)To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof.
(ii)No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.15 and 9.05 hereof).

(iii)The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(iv)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)Neither the Registrar nor the Issuer will be required:
(A)to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day the Issuer gives notice of redemption of the Notes under Section 3.03 hereof or makes a Change of Control Offer pursuant to Section 4.15 hereof and ending at the close of business on the day notice is given or the Change of Control Offer is made, as applicable;
(B)to register the transfer of or to exchange any Note selected for redemption in whole or in part or subject to purchase in a Change of Control Offer, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part; or
(C)in the case of a redemption or a Change of Control Payment Date occurring after a record date but on or before the corresponding interest payment date, register the transfer or exchange of any Note on or after the record date and before the date of redemption or Change of Control Payment Date, as applicable.
(vi)Subject to the rights of Holders as of the relevant record date to receive interest on the corresponding interest payment date and Section 2.12, prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(vii)The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(viii)Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among Participants, Indirect Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.07    Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.
Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08    Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Notes for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside, segregated and held in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed prior to the maturity thereof, written notice of such redemption has been duly given pursuant to this Indenture, or provision satisfactory to the Trustee shall have been made for giving such notice; and (iii) Notes in substitution for which other Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of this Indenture (except with respect to any such Note as to which proof satisfactory to the Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer). Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Registrar receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all principal, premium and accrued interest with respect to the outstanding Notes payable on that date and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, request, waiver or consent in the exercise of any discretion, power or authority (whether contained in this Indenture or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Holders or any of them, Notes owned by the Issuer or any Guarantor, or by an Affiliate of the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.
Section 2.10    Temporary Notes.
Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11    Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in its customary manner (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has redeemed, purchased or paid or that have been delivered to the Trustee for cancellation.
Section 2.12    Defaulted Interest.
If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will give or cause to be given to Holders in accordance with Section 12.02 a notice prepared by the Issuer that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13    CUSIP Numbers and ISIN Numbers.
The Issuer in issuing the Notes may use “CUSIP” numbers and “ISINs” (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers and “ISINs” in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers or “ISINs.”
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01    Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least five days prior to the date notice of redemption is to be delivered to the Holders of the Notes in accordance with Section 3.03 (unless a shorter time is acceptable to the Trustee), an Officers’ Certificate setting forth:
(i)    the clause of this Indenture pursuant to which the redemption shall occur;
(ii)    the redemption date;
(iii)    the principal amount of Notes to be redeemed;
(iv)    the redemption price;
(v)    the applicable CUSIP numbers; and
(vi)    a statement that the conditions precedent to such redemption have been satisfied.
Section 3.02    Selection of Notes to Be Redeemed.
If less than all of the Notes are to be redeemed at any time, Notes will be selected for redemption as follows:
(i)    if the Notes are listed on any national securities exchange, Notes shall be selected in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
(ii)    if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, in each case, subject to the Applicable Procedures of DTC as applicable.
In the event of partial redemption of Notes, (i) in the case of Definitive Notes, the particular Notes to be redeemed will be selected, unless otherwise provided herein, by the Trustee not less than 30 days nor more than 60 days prior to the redemption date from the outstanding Notes not previously called for redemption, and (ii) in the case of Global Notes, shall be selected in accordance with the Applicable Procedures of DTC.
The Trustee will promptly notify the Issuer in writing of any Definitive Notes selected for redemption and, in the case of any Definitive Note selected for partial redemption or purchase, the principal amount thereof to be redeemed. No Notes in principal amounts equal to or less than the Minimum Dollar Denomination can be redeemed in part.

Section 3.03    Notice of Optional Redemption.
(a)Except for redemption pursuant to Section 3.07(e), notices of optional redemption will be given at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed in accordance with Section 12.02, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.
(b)If any Note is to be optionally redeemed, the notice of redemption that relates to that Note will state:
(i)the clause of this Indenture pursuant to which the redemption shall occur;
(ii)the redemption date;
(iii)the principal amount of Notes to be redeemed;
(iv)the redemption price;
(v)applicable CUSIP numbers;
(vi)a statement that the conditions precedent to such redemption have been satisfied.
(c)At the Issuer’s written request delivered at least 35 days prior to the redemption date unless the Trustee consents to a shorter period, the Trustee will give the notice of optional redemption in the Issuer’s name and at its expense; in such event, the Issuer shall provide the Trustee with the information required by this Section 3.03.
(d)If any optional redemption or notice is subject to satisfaction of one or more conditions precedent, the notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied on or prior to one Business Day prior to the redemption date, or by the redemption date so delayed.
Section 3.04    Effect of Notice of Redemption.
Once notice of redemption is given in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price and interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date unless the Issuer defaults in the payment of the redemption price or accrued interest or any Additional Amounts.
Section 3.05    Deposit of Redemption Price.
On or prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the redemption date, the Issuer will deposit with the Trustee or with the Paying Agent, money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on the redemption date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed following the redemption date.
If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06    Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
Section 3.07    Optional Redemption.
(a)Except pursuant to Sections 3.07(b) through 3.07(e) and 4.15(f), the Notes will not be optionally redeemable by the Issuer; provided, however, the Issuer may acquire the Notes by means other than an optional redemption.
(b)At any time and from time to time prior to April 15, 2024, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the record date to receive interest due on the related interest payment date).
(c)At any time and from time to time on or after April 15, 2024, the Issuer may redeem the Notes, in whole or in part, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the record date to receive interest due on the related interest payment date):

Period Beginning April 15,	Price
2024	102.000%
2025	101.000%
2026 and thereafter	100.000%

(d)At any time and from time to time prior to April 15, 2024, the Issuer may redeem up to 40% of the principal amount of the outstanding Notes (including Additional Notes, if any) with the net cash proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 104.000%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided that (i) at least 60% of the aggregate principal amount of Notes issued on the Issue Date and any Additional Notes originally issued under this Indenture after the Issue Date remains outstanding immediately after each such redemption, and (ii) notice of any such redemption is given to the Holders within 90 days of the closing of each such Equity Offering.
(e)The Issuer may, at its option, redeem the Notes, in whole but not in part, at any time upon not less than 15 days’ nor more than 30 days’ notice to the Holders (which notice shall be irrevocable and given in accordance with Section 3.03), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date, premium, if any, and all Additional Amounts, if any, then due and which will become due on the date of redemption as a result of the redemption or otherwise, if the Issuer determines in good faith that the Issuer or any Guarantor is, or on the next date on which any amount would be payable in respect of the Notes, would be obligated to pay Additional Amounts in respect of the Notes pursuant to the terms and conditions thereof (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuer or another Guarantor without the obligation to pay Additional Amounts), which the Issuer or such Guarantor, as the case may be, cannot avoid by the use of reasonable measures available to it (including, without limitation, making payment through a Paying Agent located in another jurisdiction), as a result of:
(1)    any change in, or amendment to, the laws or treaties (or any regulations, official guidance or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation which becomes effective on or after the Issue Date or, in the case of a Relevant Taxing Jurisdiction that arises after the Issue Date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under this Indenture (or, in the case of a successor Person, after the date of assumption by the successor person of the obligations thereunder); or
(2)    any change in the official application, administration, or interpretation of the laws, treaties, regulations, official guidance or rulings of any Relevant Taxing Jurisdiction (including a holding, judgment, or order by a court of competent jurisdiction), on or after the Issue Date or, in the case of a Relevant Taxing Jurisdiction that arises after the Issue Date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under this Indenture (or, in the case of a successor Person, after the date of assumption by the successor person of the obligations thereunder) (each of the foregoing clauses (1) and (2), a “Change in Tax Law”).
Notwithstanding the foregoing, the Issuer may not redeem the Notes under this provision if a Relevant Taxing Jurisdiction changes under this Indenture and the Issuer is obligated to pay Additional Amounts as a result of a Change in Tax Law of such Relevant Taxing Jurisdiction which was officially announced at the time the latter became a Relevant Taxing Jurisdiction.
In the case of a Guarantor that becomes a party to this Indenture after the Issue Date or a successor Person (including a surviving entity), the Change in Tax Law must become effective after the date that such entity (or another Person organized or resident in the same jurisdiction) first makes a payment on the Notes.
Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Issuer or any Guarantor, would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the Notes or the relevant Note Guarantee, as the case may be, were then due and (b) unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect.
Prior to the giving of any notice of redemption pursuant to this Section 3.07(e), the Issuer will deliver to the Trustee:
(1)    an Officers’ Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred (including that such obligation to pay such Additional Amounts cannot be avoided by the Issuer or any Guarantor or surviving entity taking reasonable measures available to it); and

(2)    a written opinion of independent tax advisers of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction to the effect that the Issuer or a Guarantor or surviving entity, as the case may be, is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.
The foregoing provisions shall apply mutatis mutandis to any successor Person, after such successor Person becomes a party to this Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to this Indenture.
(f)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.05 hereof.
ARTICLE 4
COVENANTS
Section 4.01    Payment of Notes.
(a)The Issuer will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the Business Day prior to the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal of, premium, if any, and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on the due date pursuant to the terms of this Indenture.
The Issuer will pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.
(b) All payments that the Issuer makes under or with respect to the Notes and that any Guarantor makes under or with respect to any Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other similar governmental charges (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of (i) any jurisdiction in which the Issuer or any Guarantor is incorporated, organized, engaged in business for tax purposes or otherwise resident for tax purposes or from or through which the Issuer or any Guarantor, as applicable, makes any payment on the Notes or any department, political subdivision or other governmental authority of or in such jurisdiction having the power to tax (each, a “Relevant Taxing Jurisdiction”), unless withholding or deduction is then required by law or by the interpretation or administration of law. If the Issuer or any Guarantor is required (as determined in the good faith discretion of the Issuer or Guarantor) to withhold or deduct any amount on account of Taxes imposed or levied by or on behalf of any jurisdiction (or any department, political subdivision or other governmental authority thereof or therein having the power to tax), the Issuer or Guarantor shall be entitled to make such deduction or withholding from any payment made under or with respect to the Notes, and, to the extent such Tax is imposed by a Relevant Taxing Jurisdiction, the Issuer or such Guarantor, as the case may be, shall pay additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder or beneficial owner of the Notes after such withholding or deduction (including any such deduction or withholding from such Additional Amounts) will be not less than the amount that would have been received by the Holder or beneficial owner if such Taxes had not been required to be withheld or deducted.

(i)Neither the Issuer nor any Guarantor shall, however, pay Additional Amounts to a Holder or beneficial owner of Notes in respect or on account of:
(A)any Taxes that would not have been imposed or levied but for the existence of any present or former connection between the relevant Holder or beneficial owner (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of a power over, the relevant Holder or beneficial owner, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) with such Relevant Taxing Jurisdiction (including, without limitation, as a result of being resident for Tax purposes, or being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction), other than the mere receipt or holding of Notes or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under any Notes, this Indenture or any Note Guarantee;
(B)any Taxes that are imposed or withheld by reason of the failure of the Holder or Beneficial Owner, following the Issuer’s written request addressed to the Holder (and made at a time that would enable the Holder or beneficial owner acting reasonably to comply with that request) to comply with any certification, identification, tax clearance or similar requirements, whether required or imposed by statute, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);
(C)any estate, inheritance, gift, excise, sales, transfer, personal property or similar Taxes;
(D)any Tax which is payable other than by deduction or withholding from payments made under or with respect to the Notes or Note Guarantees;
(E)any Tax imposed on or with respect to any payment by the Issuer or a Guarantor to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had the beneficiary, partner or other beneficial owner directly held the Note;
(F)any Tax imposed, withheld or levied pursuant to the Dutch withholding tax act 2021 (Wet bronbelasting 2021) (a tax which applies to interest payments made or deemed to be made to certain affiliated entities all within the meaning of the Dutch Withholding Tax Act 2021);
(G)any Tax that is imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of the Notes for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the Beneficial Owner or Holder thereof would have been entitled to Additional Amounts had the Notes been presented for payment on any date during such 30-day period;
(H)any Taxes imposed pursuant to Sections 1471 to 1474 (inclusive) of the Code (or any amended or successor version of such sections that is substantially comparable), including any current or future Treasury regulations or other official interpretations or guidance thereunder or any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, any intergovernmental agreements entered into in connection with the foregoing, and any rules or practices adopted pursuant to any such intergovernmental agreement, and any provisions of any treaty or convention among governmental authorities implementing such sections of the Code; or
(I)any combination of the items above.
(ii)The Issuer and each Guarantor shall (A) make such Tax withholding or deduction as is required by applicable law to be made in respect of any payment by it under or with respect to the Notes and (B) remit the full amount so deducted or withheld to the relevant taxing authority in accordance with applicable law.
(iii)At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer and any Guarantor determines that it shall be obligated to withhold or deduct Taxes from such payment for which it will be required to pay Additional Amounts (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), the Issuer shall deliver to the Trustee an Officers’ Certificate stating that such Additional Amounts will be payable and the amounts so payable and shall set forth such other information (other than the identities of Holders and Beneficial Owners) necessary to enable the Trustee or the Paying Agent, as the case may be, to pay such Additional Amounts to Holders on the relevant payment date.
(iv)The Issuer or the relevant Guarantor shall furnish to the Trustee and each relevant Holder within a reasonable period of time certified copies of tax receipts evidencing the payment by the Issuer or such Guarantor, as the case may be, of any Taxes imposed or levied by a Relevant Taxing Jurisdiction that were withheld or deducted from a payment made by the Issuer or such Guarantor, as the case may be, under or with respect to the Notes. If, notwithstanding the reasonable best efforts of the Issuer or such Guarantor to obtain such receipts, the same are not obtainable, then the Issuer or such Guarantor shall provide the Trustee and the relevant Holders with other evidence reasonably satisfactory to the Trustee and the relevant Holders of such payment by the Issuer or such Guarantor.
(v)The Issuer and each Guarantor shall pay and indemnify the Holders and the Trustee (if applicable) for (A) any present or future stamp, issue, registration, court or documentary, excise or property taxes or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by any Relevant Taxing Jurisdiction in respect of the execution, issue, delivery or registration of the Notes, any Note Guarantee or this Indenture or any other document or instrument referred to hereunder and any such taxes, charges, duties or similar levies imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Notes, such Note Guarantee or this Indenture or any such other document or instrument following the occurrence of any Event of Default, and (B) any stamp, court, or documentary taxes (or similar charges or levies) imposed with respect to the receipt of any payments with respect to the Notes or such Note Guarantee. Neither the Issuer nor any Guarantor shall, however, pay such amounts that are imposed on or result from a sale or other transfer or disposition by a Holder or Beneficial Owner (other than the initial resale of the Notes by the initial purchasers).
(vi)This Section 4.01(b) shall survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or any Guarantor is organized, incorporated or otherwise resident for tax purposes and any political subdivision or taxing authority or agency thereof or therein or any jurisdiction from or through which such Person makes any payment on the Notes (or any Note Guarantee) or any political subdivision thereof or therein.
(c)In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Issuer agrees (i) to provide to the Trustee and each Paying Agent sufficient information about the parties or transactions (including any modification to the terms of such transactions) so the Trustee and each Paying Agent can determine whether it has tax related obligations under Applicable Law, (ii) that the Trustee and each Paying Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Trustee and each Paying Agent shall not have any liability, and (iii) to hold harmless the Trustee and each Paying Agent for any losses it may suffer due to the actions it takes to comply with Applicable Law. The terms of this Section 4.01(c) shall survive the termination, defeasance or discharge of this Indenture.

Section 4.02    Maintenance of Office or Agency.
The Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served (other than the type contemplated by Section 12.09). The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.
Section 4.03    Reports.
(a)The Issuer will furnish to the Trustee and the Holders of the Notes in the manner specified below:
(i)within 90 days after the end of each fiscal year, an annual report of the Issuer containing substantially all the financial information that would have been required to be contained in an annual report on Form 10-K under the Exchange Act if the Issuer had been a reporting company under the Exchange Act, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” Section and a report on the annual financial statements by the Issuer’s independent registered public accounting firm; provided that such annual report will not be required to contain information required by Items 9A (controls and procedures), 10 (directors, executive officers and corporate governance) and 11 (executive compensation) of Form 10-K;
(ii)within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of the Issuer containing substantially all the financial information that would have been required to be contained in a quarterly report on Form 10-Q under the Exchange Act if the Issuer had been a reporting company under the Exchange Act, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” Section and unaudited quarterly financial statements reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision); provided that such quarterly report shall not be required to contain the information required by Part I, Item 4 of Form 10-Q (controls and procedures); and

(iii)within ten Business Days after the occurrence of each event that would have been required to be reported in a current report on Form 8-K under the Exchange Act if the Issuer had been a reporting company under the Exchange Act, current reports containing substantially all the information that would have been required to be contained in a current report on Form 8-K under the Exchange Act pursuant to Sections 1, 2 (other than Item 2.02) and 4 and Items 5.01, 5.02 (other than any compensation-related information) and 5.03 of Form 8-K if the Issuer had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to (i) be furnished if the Issuer determines in its good faith judgment that such event is not material to Holders or the business, assets, operations, financial positions or prospects of the Issuer and its Subsidiaries, taken as a whole, or if the Issuer determines in its good faith judgment that such disclosure would otherwise cause material competitive harm to the business, assets, operations, financial position or prospects of the Issuer and its Subsidiaries, taken as a whole; provided further that such non-disclosure shall be limited only to those specific provisions that would cause material competitive harm and not the occurrence of the event itself or (ii) contain financial statements or pro forma financial statements.
(b)None of the reports referenced in Section 4.03(a) will be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the Commission, or Item 302 of Regulation S-K or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) or Item 601 of Regulation S-K (with respect to exhibits), in each case, as in effect on the Issue Date, and will not be required to contain the separate financial information for Guarantors contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the Commission or to provide financial statements in interactive data format using the eXtensible Business Reporting Language.
(c)To the extent not satisfied by Section 4.03(a), for so long as any Notes are outstanding and constitute “restricted securities” within the meaning of Rule 144 under the Securities Act, the Issuer will furnish to Holders and to securities analysts and prospective purchasers of the Notes in connection with any sale thereof, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The requirements set forth in this Section 4.03(c) and Section 4.03(a) may be satisfied by (i) delivering such information electronically to the Trustee and (ii) posting copies of such information on a website (which may be nonpublic and may be maintained by the Issuer or a third party) to which access will be given to Holders and prospective purchasers of the Notes (which prospective purchasers will be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act)) that certify their status as such to the reasonable satisfaction of the Issuer and who acknowledge the confidentiality of the information.
(d)Notwithstanding Section 4.03(a) through (c), at all times that either the Issuer or Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the reporting requirements of this Section 4.03 shall be satisfied through the filing with the Commission within the time periods specified in the Commission’s rules and regulations that are then applicable to the Issuer or Parent, as applicable, all the reports on Form 10-K, Form 10-Q and Form 8-K that either the Issuer or Parent, as applicable, is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, in each case in a manner that complies in all material respects with the requirements specified in the applicable forms promulgated by the Commission.
(e)In the event that the reporting obligation of this Section 4.03 are satisfied through the reports of Parent in accordance with Section 4.03(d) and Parent or any other direct or indirect parent company of the Issuer holds any material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer or any other direct or indirect parent of the Issuer (and performs the related incidental activities associated with such ownership), then the reports of Parent referenced in Section 4.03(d) shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Parent and such other parent companies, on the one hand, and the information relating to the Issuer and its Subsidiaries on a stand-alone basis, on the other hand.
(f)Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of Section 6.01(a)(iii) until 90 days after the date any report hereunder is due.
(g)Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including compliance by the Issuer, any Guarantor or any Subsidiary with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate) or any other agreement or document. The Trustee shall have no obligation to determine if and when the Issuer has satisfied its reporting obligations under this Section 4.03. The Issuer shall (i) provide the Trustee with prompt written notification at such time that the Issuer commences or ceases to satisfy its reporting obligation under Section 4.03 through the reports of the Issuer or Parent, as applicable, in accordance with Section 4.03(d) or (ii) provide the Trustee and the Holders the information set forth in Section 4.03(a).
Section 4.04    Compliance Certificate.
(a)The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer ending December 31, an Officers’ Certificate stating that in the course of the performance by each signer of such signer’s duties as an Officer of the Issuer such signer would normally have knowledge of any Default and whether or not such signer knows of any Default that occurred during such period. If any such signer does, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Section 314(a)(4) of the TIA.
(b)So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and the remedial action the Issuer proposes to take in connection therewith.
Section 4.05    Corporate Existence.
Except as otherwise permitted by Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents.

Section 4.06    [Intentionally Omitted].
Section 4.07    [Intentionally Omitted].
Section 4.08    Limitation on Sale and Lease-Back Transactions.
(a)The Issuer will not, and will not permit any of its Subsidiaries, directly or indirectly, to enter into any sale and lease-back transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:
(1)    such transaction was entered into prior to or within 12 months after the Issue Date;
(2)    such transaction was for the sale and leasing back to the Issuer or a Subsidiary of any Principal Property;
(3)    such transaction involves a lease of a Principal Property executed by the time of or within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Principal Property;
(4)    such transaction involves a lease for not more than three years (or which may be terminated by the Issuer or the applicable Subsidiary within a period of not more than three years);
(5)    the Issuer or the applicable Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the Notes pursuant to Section 4.12(a); or
(6)    the Issuer or the applicable Subsidiary applies an amount equal to the net proceeds from the sale of the Principal Property to the purchase of another Principal Property or to the retirement or other repayment or prepayment of long-term Indebtedness within 365 calendar days before or after the effective date of any such sale and lease-back transaction; provided that in lieu of applying such amount to such retirement, repayment or prepayment, the Issuer or any Subsidiary may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to the Issuer or such Subsidiary.
(b)Notwithstanding Section 4.08(a), the Issuer and its Subsidiaries may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed an amount equal to the greater of (a) $3,250,000,000, and (b) 3.25 times EBITDA of the Issuer for the Measurement Period immediately preceding the closing date of the sale and lease-back transaction.
Section 4.09    Limitation on Subsidiary Debt.
(a)The Issuer will not permit any of its Subsidiaries to create, assume, incur, Guarantee or otherwise become liable for or suffer to exist any Indebtedness (any Indebtedness of a Subsidiary of the Issuer that is not a Guarantor, “Subsidiary Debt”), without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes on an unsecured unsubordinated basis.

(b)Section 4.09(a) shall not apply to, and there shall be excluded from Indebtedness in any computation under such restriction, Subsidiary Debt constituting:
(1)    Indebtedness of a Person existing at the time such Person is merged into or consolidated with or otherwise acquired by any Subsidiary of the Issuer or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Subsidiary of the Issuer and is assumed by such Subsidiary; provided that any such Indebtedness was not incurred in contemplation thereof and is not Guaranteed by any other Subsidiary of the Issuer (other than any Guarantee existing at the time of such merger, consolidation or sale, lease or other disposition of properties and assets and that was not issued in contemplation thereof);
(2)    Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Issuer; provided that any such Indebtedness was not incurred in contemplation thereof;
(3)    Indebtedness owed to the Issuer or any Subsidiary of the Issuer;
(4)    any Subsidiary Debt represented by any Guarantee of, or any other Indebtedness under, the 2023 Notes, the 2024 Notes, the 2025 Notes, the 2030 Notes or the 2031 Notes or any Indebtedness or Guarantees under Permitted Bank Indebtedness;
(5)    Indebtedness or Guarantees in respect of netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;
(6)    Indebtedness or Guarantees arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that any such Indebtedness or Guarantee is extinguished within five Business Days within its incurrence;
(7)    Indebtedness or Guarantees in respect of any Qualified Securitization Financing;
(8)    reimbursement obligations incurred in the ordinary course of business;
(9)    client advances and deposits received in the ordinary course of business;
(10)    Indebtedness or Guarantees incurred by Foreign Subsidiaries in an amount not to exceed $300,000,000 at any time outstanding;
(11)    Indebtedness or Guarantees incurred (a) in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (b) in connection with the financing of insurance premiums or self-insurance obligations or take-or-pay obligations contained in supply agreements, and (c) in respect of guarantees, warranty or contractual service obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit and banker’s acceptances for operating purposes or to secure any Indebtedness or other obligations referred to in clauses (1) through (9) or this clause (11), payment (other than for payment of Indebtedness) and completion guarantees, in each case provided or incurred (including Guarantees thereof) in the ordinary course of business; or
(12)    Indebtedness outstanding on the Issue Date not referred to in clause (4) above and any extension, renewal, replacement, refinancing or refunding of any Indebtedness existing on the Issue Date or referred to in clauses (1), (2) and (4); provided (x) that any Indebtedness incurred to so extend, renew, replace, refinance or refund has a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness referred to in this clause or clauses (1), (2) and (4) above being extended, renewed, replaced, refinanced or refunded, and (y) the principal amount of the Indebtedness incurred to so extend, renew, replace, refinance or refund shall not exceed the principal amount of the Indebtedness being extended, renewed, replaced, refinanced or refunded plus any premium or fee (including tender premiums) or other reasonable amounts payable, plus all accrued interest on such Indebtedness and the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, replacement, refinancing or refunding.
(c)Notwithstanding Sections 4.09(a) and (b), the Issuer or any Subsidiary of the Issuer may, create, incur, issue, assume, Guarantee or otherwise become liable for or suffer to exist Indebtedness that would otherwise be subject to the restrictions set forth in Sections 4.09(a) and (b), without Guaranteeing the Notes, if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greater of (a) $3,250,000,000, and (b) 3.25 times EBITDA of the Issuer for the Measurement Period immediately preceding the date of the creation or incurrence of the Subsidiary Debt. Any Subsidiary also may, without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes, extend, renew, replace, refinance or refund any Subsidiary Debt permitted pursuant to the preceding sentence; provided (x) that any Subsidiary Debt incurred to so extend, renew, replace, refinance or refund has a Weighted Average Life to Maturity at the time such Subsidiary Debt is incurred that is not less than the remaining Weighted Average Life to Maturity of the Subsidiary Debt being extended, renewed, replaced, refinanced or refunded, and (y) the principal amount of the Subsidiary Debt incurred to so extend, renew, replace, refinance or refund shall not exceed the principal amount of Subsidiary Debt being extended, renewed, replaced, refinanced or refunded plus any premium or fee (including tender premiums) or other reasonable amounts payable, plus all accrued interest on such Subsidiary Debt and the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, replacement, refinancing or refunding.
(d)Notwithstanding anything to the contrary, (i) subject to clause (ii) below, in the event that any Wholly Owned Subsidiary of the Issuer Guarantees the obligations of any borrower under any Credit Agreement, the Issuer shall cause such Wholly Owned Subsidiary, subject to the receipt of any necessary regulatory approvals, to provide a Note Guarantee by executing and delivering to the Trustee a supplemental indenture and a Notation of Guarantee in accordance with the terms of this Indenture, and (ii) STFC shall not be a guarantor of the Notes on the Issue Date, and in no event shall STFC be required to provide a Note Guarantee unless it shall have become a guarantor of the Existing Notes.

Section 4.10    [Intentionally Omitted].
Section 4.11    [Intentionally Omitted].
Section 4.12    Limitation on Liens.
(a)The Issuer shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Lien on any Principal Property, whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:
(1)    Liens existing as of the Issue Date;
(2)    Liens granted after the Issue Date created in favor of the Holders of the Notes;
(3)    Liens created in substitution of, or as replacements for, any Liens described in clauses (1) and (2) above; provided that based on a good faith determination of Senior Management, the Principal Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien which is being replaced; and
(4)    Permitted Liens.
(b)Notwithstanding Section 4.12(a), the Issuer or any Subsidiary of the Issuer may, without equally and ratably securing the Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in Section 4.12(a) if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greater of (a) $3,250,000,000, and (b) 3.25 times EBITDA of the Issuer for the Measurement Period immediately preceding the date of the creation or incurrence of the Lien. The Issuer or any Subsidiary of the Issuer also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.
Section 4.13    Business Activities.
The Issuer shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Subsidiaries taken as a whole.
Section 4.14    Payment of Taxes and Other Claims.
The Issuer shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies except, in each case, any such tax, assessment, charge or claim as is being contested in good faith by appropriate actions or where the failure to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim is not materially adverse to the Holders.

Section 4.15    Offer to Repurchase upon Change of Control.
(a)If a Change of Control occurs, unless the Issuer at such time has given notice of redemption under Section 3.07(b), Section 3.07(c) or Section 3.07(e) with respect to all outstanding Notes, each Holder will have the right to require the Issuer to repurchase all or any part (in a minimum principal amount of $200,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer to purchase on the terms set forth in this Indenture (the “Change of Control Offer”). In the Change of Control Offer, the Issuer will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to, but excluding, the Change of Control Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, unless the Issuer at such time has given notice of redemption under Section 3.07(b), Section 3.07(c) or Section 3.07(e) with respect to all outstanding Notes, the Issuer will give notice to the Trustee and each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by this Indenture and described in such notice. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue of such conflict.
(b)On or prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the Change of Control Payment Date, the Issuer shall, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered.
(c)On the Change of Control Payment Date, the Issuer shall, to the extent lawful:
(i)accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and
(ii)deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.
(d)The Paying Agent shall promptly deliver to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $200,000 and integral multiples of $1,000 in excess thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(e)The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) a valid notice of redemption for all of the Notes has been given, or will be given contemporaneously with the Change of Control, pursuant to Section 3.07(b), Section 3.07(c) or Section 3.07(e) unless and until such notice has been validly revoked (in the case of a redemption pursuant to Section 3.07(b) or Section 3.07(c)) or there is a default in the payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control or conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
(f)In the event that Holders of not less than 90% in aggregate principal amount of the then outstanding Notes accept a Change of Control Offer and the Issuer (or any third party making such Change of Control Offer in lieu of the Issuer as described above) purchases all of the Notes held by such Holders, the Issuer shall have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date relating to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such Change of Control Payment Date in accordance with Article 3 at a redemption price equal to the Change of Control Payment, plus to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to, but excluding, the date of purchase.
Section 4.16    Payments for Consent.
The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 4.17    Additional Guarantees.
(a)On or after the Issue Date, the Issuer shall cause each Subsidiary that is required to Guarantee the payment of principal of, premium, if any, and interest on the Notes pursuant to Section 4.09 to become a Guarantor, within 10 Business Days of the creation, assumption, incurrence or Guarantee of the applicable Subsidiary Debt and the Issuer shall cause each such Subsidiary to execute and deliver to the Trustee within such 10 Business Day period (x) a supplemental indenture in substantially the form attached hereto as Exhibit E and (y) a Notation of Guarantee in substantially the form attached hereto as Exhibit D, pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes and all other obligations under this Indenture on the same terms and conditions as those set forth in this Indenture.
(b)Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
(c)Each Note Guarantee shall be automatically released in accordance with the provisions of this Indenture described under Article 11.
Section 4.18    [Intentionally Omitted].
Section 4.19    Suspension of Guarantees Upon Change in Ratings.
(a)If on any date following the Issue Date (1) the Notes are rated Investment Grade by either of the Rating Agencies; and (2) no Default or Event of Default shall have occurred and be continuing, then, beginning on such date (the “Suspension Date”) and subject to the provisions of Section 4.19(b), the Note Guarantees shall be deemed released and the Issuer’s obligation under Section 4.17 shall be suspended (collectively, the “Suspended Provisions”).

(b)During any Suspension Period, any Subsidiary Debt incurred prior to or outstanding as of the Suspension Date shall be deemed to have been incurred in compliance with Section 4.09.
(c)In the event that the Notes are rated below Investment Grade by both Rating Agencies or an Event of Default shall have occurred and be continuing, the Suspended Provisions will be reinstituted as of and from the date on which the Notes are no longer rated Investment Grade by both Rating Agencies or an Event of Default has occurred and is continuing (any such date, a “Reversion Date”). The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Provisions may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Provisions during the Suspension Period.
(d)The Issuer and its Subsidiaries may honor any contractual commitments to take actions following a Reversion Date without causing a Default or Event of Default; provided that such contractual commitments were entered into during the Suspension Period and not in contemplation of a reversion of the Suspended Provisions.
(e)The Issuer shall provide an Officers’ Certificate to the Trustee indicating the commencement of any Suspension Period or the occurrence of any Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer’s and its Subsidiaries’ future compliance with their covenants or (iii) notify the Holders of the commencement of the Suspension Period or the Reversion Date.
Section 4.20    Compliance with Laws.
The Issuer shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except, in any such case, to the extent the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.
Section 4.21    Waiver of Stay, Extension or Usury Laws.
The Issuer and each Guarantor covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) the Issuer and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent permitted by applicable law) that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 5
SUCCESSORS
Section 5.01    Merger, Consolidation, or Sale of Assets.
(a)The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not it is the surviving entity); or (2) sell, assign, transfer,

convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:
(i)either: (A) the Issuer is the surviving entity; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of any member state of the European Union, the United Kingdom (including any constituent country thereof), the United States, any state of the United States or the District of Columbia (the Issuer or such Persons, as applicable, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Company”); provided that at any time the Successor Company is the issuer of the Notes and is a limited liability company, there shall be a co-issuer of the Notes that is a corporation that satisfies the requirements of this Section 5.01(a);
(ii)the Successor Company (if other than the Issuer) assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to a supplemental indenture;
(iii)immediately after such transaction, no Default or Event of Default exists; and
(iv)the Issuer delivers an Officers’ Certificate and Opinion of Counsel stating that such transaction complies with this Indenture and, if applicable, all conditions precedent in this Indenture to the execution of the supplemental indenture have been satisfied.
Except as permitted under Article 10, no Guarantor may consolidate or merge with or into another Person unless (i) either (x) such Guarantor is the surviving entity or (y) the surviving entity (if other than such Guarantor) assumes all the obligations of such Guarantor under its Note Guarantee and this Indenture pursuant to a supplemental indenture in substantially the form attached hereto as Exhibit E, and (ii) immediately after such transaction, no Default or Event of Default exists.
(b)For purposes of this Article 5, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Issuer.
(c)For the avoidance of doubt, it is agreed that, for all purposes under this Indenture, a sale, transfer or disposition of the properties or assets of the Issuer and its Subsidiaries that, in the aggregate accounted for no more than two-thirds of the Issuer’s aggregate EBITDA, during the four most recent consecutive fiscal quarters prior to the date of such sale, transfer or disposition for which financial statements are available (as specified in an Officers’ Certificate delivered to the Trustee), shall be deemed not to be a sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Issuer.

(d)Upon the execution and delivery of the supplemental indenture referred to in Section 5.01(a)(ii) or the last sentence of Section 5.01(a), as applicable, the predecessor company shall be released from its obligations under this Indenture and the Successor Company (in the case of Section 5.01(a)(ii)) or the surviving entity (in the case of the last sentence of Section 5.01(a)), as applicable, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the relevant Guarantor, as applicable, under this Indenture and the Notes or the relevant Note Guarantee, but, in the case of a lease of all or substantially all its assets to a Successor Company, the predecessor shall not be so released.
(e)Notwithstanding the foregoing, clause (iii) of Section 5.01(a) shall not apply to (A) a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Subsidiaries, (B) any Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Issuer or to another Subsidiary of the Issuer (provided that, in the event that such Subsidiary is a Guarantor, it may consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets solely to the Issuer or another Guarantor) or (C) the Issuer merging with an Affiliate solely for the purpose and with the sole effect of reincorporating the Issuer in another jurisdiction.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01    Events of Default.
(a)Each of the following is an “Event of Default”:
(i)the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;
(ii)the Issuer defaults in the payment when due of interest on or with respect to the Notes and such default continues for a period of 30 days;
(iii)the Issuer defaults in the performance of, or breaches any covenant, warranty or other agreement contained in, this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (i) or (ii) above) and such default or breach continues for a period of 60 days after the notice specified below;
(iv)a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Subsidiary or the payment of which is Guaranteed by the Issuer or any Subsidiary of the Issuer (other than Indebtedness owed to the Issuer or a Subsidiary of the Issuer), whether such Indebtedness or Guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate in excess of $50,000,000 (or its foreign currency equivalent) at any one time outstanding;
(v)the Issuer or any Significant Subsidiary of the Issuer pursuant to or within the meaning of any Bankruptcy Law:
(A)commences a voluntary case;
(B)consents to the entry of an order for relief against it in an involuntary case;
(C)consents to the appointment of a custodian of it or for all or substantially all of its property;
(D)makes a general assignment for the benefit of its creditors;
(E)takes any comparable action under any foreign laws relating to insolvency;
(F)generally is not able to pay its debts as they become due; or
(G)takes any corporate action to authorize or effect any of the foregoing;
(vi)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)is for relief against the Issuer or any Significant Subsidiary of the Issuer in an involuntary case;
(B)appoints a custodian of the Issuer or any Significant Subsidiary of the Issuer or for all or substantially all of the property or assets of the Issuer or any Significant Subsidiary of the Issuer; or
(C)orders the liquidation of the Issuer or any Significant Subsidiary of the Issuer,
and the order or decree remains unstayed and in effect for 60 days;
(vii)the failure by the Issuer or any Significant Subsidiary of the Issuer to pay final judgments aggregating in excess of $50,000,000, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after the applicable judgment becomes final, and, with respect to any such judgments covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or
(viii)the Note Guarantee of a Significant Subsidiary of the Issuer or any group of Subsidiaries of the Issuer that, taken together as of the date of the most recent audited financial statements of the Issuer, would constitute a Significant Subsidiary of the Issuer ceases to be in full force and effect (except as contemplated by the terms hereof) or any Guarantor denies or disaffirms its obligations under this Indenture or any Note Guarantee, other than by reason of the release of such Note Guarantee in accordance with the terms of this Indenture.
(b)If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action.
(c)Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by Section 4.03 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.
Section 6.02    Acceleration.
(a)If an Event of Default specified in clause (v) or (vi) of Section 6.01(a) occurs and is continuing with respect to the Issuer, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
(b)If any Event of Default (other than an Event of Default specified in clauses (v) or (vi) of Section 6.01(a) with respect to the Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes under this Indenture may declare the principal of, premium, if any, and accrued interest on such Notes to be immediately due and payable by notice in writing to the Issuer and the Trustee (if given by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.
(c)Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders of the Notes (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Issuer and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder of the Notes is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee.
If, following the delivery of a Noteholder Direction, but prior to the acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe that a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officers’ Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to the acceleration of the Notes, the Issuer provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation (as determined by a final judgment of a court of competent jurisdiction) shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders of the Notes that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration shall be voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default; provided, however, that this shall not invalidate any indemnity or security provided by the Directing Holders to the trustee, which obligations shall continue to survive.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of bankruptcy or similar proceedings shall not require compliance with this Section 6.02(c). In addition, for the avoidance of doubt, this Section 6.02(c) shall not apply to any Holder that is a Regulated Bank.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction, Position Representation, Verification Covenant, Officers’ Certificate or other document delivered to it pursuant to this Section 6.02(c), shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Regulated Banks, Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action or staying any remedy. The Trustee shall have no liability to the Issuer, any Holder or any other Person in acting in good faith on a Noteholder Direction or to determine whether any Holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement or whether or not any Holder is a Regulated Bank.

By their acquisition of the Notes, each Holder and subsequent purchaser of the Notes consents to the delivery of its Position Representation by the Trustee to the Issuer in accordance with the terms of this Section 6.02(c). Each Holder and subsequent purchaser of the Notes waives any and all claims, in law and/or in equity, against the Trustee and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with this Section 6.02(c), or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction.

The Issuer hereby waives any and all claims, in law and/or in equity, against the Trustee, and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with this Section 6.02(c), or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction.

For the avoidance of doubt, the Trustee will treat all Holders equally with respect to their rights under this Section 6.02(c). In connection with the requisite percentages required under this Section 6.02(c), the Trustee shall also treat all outstanding Notes equally irrespective of any Position Representation in determining whether the requisite percentage has been obtained with respect to the initial delivery of the Noteholder Direction.
(d)At any time after a declaration of acceleration of the unpaid principal, premium (if any) and accrued and unpaid interest has occurred with respect to the Notes as described in Section 6.02(a) or (b), the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind and cancel such declaration and its consequences by written notice to the Issuer and the Trustee:
(i)if the rescission would not conflict with any judgment or decree;
(ii)if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or accrued interest that has become due solely because of the acceleration;
(iii)to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(iv)if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses (including the fees and expenses of its counsel), disbursements and advances; and
(v)in the event of the cure or waiver of an Event of Default under this Indenture of the type described in clause (v) and (vi) of Section 6.01(a), the Trustee shall have received an Officers’ Certificate that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Section 6.03    Other Remedies.
(a)If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
(b)The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
(c)In the event of any Event of Default specified in clause (iv) of Section 6.01(a), such Event of Default and all consequences thereof (excluding, however, any resulting payment default, other than as a result of the acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose: (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged or (y) the holders of such Indebtedness or Guarantee have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default is no longer continuing, it being understood that in no event shall an acceleration of the principal amount of, premium, if any, and accrued interest on the Notes, as described above, be automatically annulled, waived or rescinded upon the happening of any such events.
(d)Holders may not enforce this Indenture or the Notes, except as provided in this Indenture. The Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity reasonably satisfactory to it.
Section 6.04    Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of Notes at the time then outstanding may on behalf of the Holders of all the Notes waive any Default with respect to such Notes and its consequences by providing written notice thereof to the Issuer and the Trustee, except a Default in the payment of the principal of, premium, if any, or interest on the Notes or a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
Section 6.05    Control by Majority.
Subject to the other provisions of this Indenture and applicable law, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to the Trustee against any loss or expense caused by taking such action or following such direction.
Section 6.06    Limitation on Suits.
A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
(i)    the Holder gives to the Trustee written notice of a continuing Event of Default;
(ii)    the Holder or Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;
(iii)    such Holder or Holders offer and provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
(iv)    the Trustee does not comply with the request within 45 days after receipt of the request and the offer and the provision of indemnity; and
(v)    during such 45-day period the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction in accordance with Section 6.05 which, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.
Section 6.07    Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
Section 6.08    Collection Suit by Trustee.
If a Default in payment of principal or interest specified in clauses (i) or (ii) of Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09    Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to each of the Trustee and the Agents any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, the Agents and their respective agents and counsel, and any other amounts due the Trustee and the Agents under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.
Section 6.10    Priorities.
Subject to the provisions of Article 10, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
First: to the Trustee and the Agents for amounts due under Section 7.07;
Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and
Fourth: to the Issuer or, if applicable, the Guarantors, as their respective interests may appear.
The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
Section 6.11    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01    Duties of Trustee.
(a)The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all such Events of Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(i)the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished to it hereunder.

(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;
(ii)the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
(d)No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
(e)The Trustee will not be liable for interest on, and will not be obligated to invest, any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02    Rights of Trustee.
(a)The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may execute any of the trusts or powers hereunder and perform any duties hereunder either directly or through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.
(f)The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
(g)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to,

loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(h)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Agents, and the Trustee, in each of its capacities hereunder, each Agent and each agent, custodian, and other Person employed to act hereunder.
(j)The Trustee may request that the Issuer and each Guarantor deliver an Officers’ Certificate setting forth the names of individuals and titles of Officers authorized at such time to take specified actions pursuant to this Indenture.
(k)The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.
(l)The Trustee shall have no obligation to (i) independently determine or verify the rating of any Notes or if a commencement of any Suspension Period or the Reversion Date has occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer’s and its Subsidiaries’ future compliance with their covenants or (iii) notify the Holders of the commencement of the Suspension Period or the Reversion Date.
(m)Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.
Section 7.03    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (within the meaning of the TIA) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04    Trustee’s Disclaimer.
The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any related offering material or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein, any statement in the Notes, the Offering Memorandum or any other document in connection with the sale of the Notes or pursuant to this Indenture or the legality or validity of the Notes or this Indenture other than its certificate of authentication.
Section 7.05    Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee in accordance with Section 7.02(h), the Trustee will provide to Holders a notice of the Default or Event of Default within 90 days after the Trustee has notice thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.
Section 7.06    Instructions Using Electronic Means.
The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”), given by the Issuer and/or the Guarantors, pursuant to this Indenture and any related financing documents and delivered using Electronic Means; provided, however, that as a condition to so accepting and acting upon such Instructions, the Trustee may require that the Issuer and/or the Guarantors, as applicable, provide to the Trustee an incumbency certificate listing officers or other representatives with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer and/or the Guarantors, as applicable, whenever a person is to be added or deleted from the listing.  If the Issuer and/or the Guarantors, as applicable, elect to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.  The Issuer and the Guarantors understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer.  The Issuer and the Guarantors shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuer, the Guarantors and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer and/or the Guarantors, as applicable.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding that such directions conflict or are inconsistent with a subsequent written instruction.  Each of the Issuer and the Guarantors agrees: (i) to assume all risks arising out of the use by them of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer and/or the Guarantors, as applicable; and (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.
Compensation and Indemnity.
(a)The Issuer will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as agreed between the Issuer and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b)The Issuer and each Guarantor, jointly and severally, will indemnify the Trustee and any director, officer, employee or agent of the Trustee and hold each of them harmless for, from and against any and all losses, liabilities, claims, damages or expenses incurred by it (i) arising out of or in connection with the acceptance or administration of its duties under this Indenture, including, without limitation, the reasonable and documented costs and expenses (including the costs and expenses of the Trustee’s agents and counsel) of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or (ii) arising out of or in connection with the exercise or performance of any of its powers or duties hereunder and/or the exercise of its rights, except to the extent any such loss, liability or expense is attributable to its own negligence, bad faith or willful misconduct. The Trustee will notify the Issuer promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder. The Issuer or such Guarantor, as the case may be, will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer and the Guarantors, as applicable, will pay the reasonable and documented fees and expenses of such counsel; provided, however, that the Issuer and any Guarantor shall not be required to pay such fees and expenses if it assumes such indemnified party’s defense and, in such indemnified party’s reasonable judgment, there is no conflict of interest or potential conflict of interest between the Issuer and the Guarantors, as applicable, and such party in connection with such defense. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
(c)The obligations of the Issuer and the Guarantors under this Section 7.07 will survive payment of the Notes, resignation or removal of the Trustee or any Agent, the satisfaction and discharge of this Indenture or other termination of this Indenture.
(d)To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
(e)When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(v) or (vi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.08    Replacement of Trustee.
(a)A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
(b)The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(i)the Trustee fails to comply with Section 7.10 hereof;
(ii)the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)a custodian, receiver or public officer takes charge of the Trustee or its property; or
(iv)the Trustee becomes incapable of acting.
(c)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
(d)If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition at the expense of the Issuer any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s and the Guarantors’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
Section 7.09    Successor Trustee by Merger, Etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including any corporate trust business contemplated by this Indenture) to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 7.10    Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
Section 7.11    Preferential Collection of Claims Against the Issuer.
The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.
Section 8.02    Legal Defeasance and Discharge.
Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been released from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(i)    the rights of Holders of outstanding Notes issued hereunder to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to below;
(ii)    the Issuer’s obligations with respect to the Notes issued hereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment;
(iii)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Issuer and the Guarantors in connection therewith; and
(iv)    this Article 8.
Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03    Covenant Defeasance.
Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.05, 4.08, 4.09, 4.12, 4.13, 4.15, 4.16, 4.17 and 5.01(a)(iii) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees, will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, and clauses (iii), (iv), (v) (with respect to a Significant Subsidiary of the Issuer), (vi) (with respect to a Significant Subsidiary of the Issuer), (vii) and (viii) of Section 6.01(a) will not constitute Events of Default.
Section 8.04    Conditions to Legal or Covenant Defeasance.
(a)In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
(i)the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, to pay the principal of, and interest and premium, if any, on the outstanding Notes issued hereunder on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;
(ii)in the case of an election under Section 8.02 hereof, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes issued hereunder will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(iii)in the case of an election under Section 8.03 hereof, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes issued hereunder will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from, or arising in connection with, the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);
(v)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
(vi)the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit referred to in clause (i) was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer or any Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or any Guarantor or others; and
(vii)the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance of the Notes have been complied with.
(b)Notwithstanding the foregoing, the Opinion of Counsel required by clauses (a)(ii) and (a)(iii) above with respect to a Legal Defeasance or a Covenant Defeasance, as applicable, need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.
(c)Upon satisfaction of the conditions set forth herein and upon the request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.
Section 8.05    Deposited Money and U.S. Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money, non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money, non-callable

U.S. Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(ii) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06    Repayment to the Issuer.
Subject to applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.
Section 8.07    Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable U.S. Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders of Notes.
Without the consent of any Holder, the Issuer, the Guarantors (except that, with respect to Sections 9.01(vi) and 9.01(ix) below, the Guarantors need not be a party to a supplemental indenture that solely adds or releases a Note Guarantee) and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:
(i)    to cure any ambiguity, mistake, defect or inconsistency;
(ii)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(iii)    to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of the Issuer’s or such Guarantor’s obligations under this Indenture;

(iv)    to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;
(v)    to secure the Notes;
(vi)    to add a Note Guarantee;
(vii)    to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” included in the Offering Memorandum relating to the Notes;
(viii)    to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture; or
(ix)    to release a Guarantor from its Note Guarantee; provided that such release is in accordance with the applicable provisions of this Indenture;
provided, that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.
Section 9.02    With Consent of Holders of Notes.
(a)Subject to Section 6.07 and Section 9.02(b), the Issuer, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), may amend or supplement this Indenture or the Notes without notice to any other Holders. Subject to Section 6.04, the Holder or Holders of a majority in aggregate principal amount of the Notes then outstanding may waive any existing default or compliance with any provision of this Indenture or the Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) without notice to any other Holders (except a default in respect of the payment of principal of, premium, if any, or interest on the Notes or a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected).
(b)Notwithstanding Section 9.02(a), without the consent of each Holder of an outstanding Note affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:
(i)reduce the principal amount of Notes issued hereunder whose Holders must consent to an amendment, supplement or waiver;
(ii)reduce the principal of or change the fixed maturity of any Note issued hereunder or alter the provisions with respect to the redemption of the outstanding Notes issued hereunder (other than provisions relating to the covenants described above under Section 4.15, except as set forth in clause (x) below);
(iii)reduce the rate of or change the time for payment of interest on any Note issued hereunder;
(iv)waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the outstanding Notes issued hereunder (except a rescission of acceleration of the Notes issued hereunder by the Holders of a majority in aggregate principal amount of the then outstanding Notes issued hereunder with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);
(v)make any Note payable in money other than that stated in the Notes;
(vi)make any change in the provisions of this Indenture relating to waivers of past Defaults or impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to the Notes;
(vii)waive a redemption payment with respect to any Note issued hereunder (other than a payment required by Section 4.15, except as set forth in clause (x) below);
(viii)make any change in the ranking or priority of any Note issued hereunder that would adversely affect the Holders;
(ix)modify the Note Guarantees in any manner adverse to the Holders;
(x)amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred; or
(xi)make any change in the preceding amendment and waiver provisions.
(c)It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.
(d)After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Section 9.03    [Intentionally Omitted].
Section 9.04    Revocation and Effect of Consents.
(a)Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.
(b)The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuer shall inform the Trustee in writing of the fixed record date if applicable.
(c)After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through (xi) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
Section 9.05    Notation on or Exchange of Notes.
If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuer’s expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06    Trustee to Sign Amendments, Etc.
The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article 9; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuer enforceable in accordance with its terms. Such Opinion of Counsel and Officers’ Certificate shall be at the expense of the Issuer.
ARTICLE 10
GUARANTEES
Section 10.01    Guarantee.
(a)Subject to this Article 10, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of, this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (i) the principal of, premium, if any, and accrued and unpaid interest and defaulted interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and defaulted interest, if any, on the Notes (pursuant to Section 2.12), if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so Guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.

(b)Each Guarantor hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(c)If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Issuer or the Guarantors, any amount paid by any of them to the Trustee or such Holder, the Note Guarantees, to the extent theretofore discharged, shall be reinstated with full force and effect.
(d)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders or the Trustee in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of its Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of its Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under any Note Guarantee.
Section 10.02    Limitation on Guarantor Liability.
(a)Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state or foreign law prohibiting distributions by an insolvent entity to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful distribution.
(b)Notwithstanding anything herein to the contrary, the Note Guarantee granted by any Guarantor which is incorporated in or existing under the laws of the Grand Duchy of Luxembourg (each, a “Luxembourg Guarantor”) under this Section 10.02 that provides for the Guarantee of the obligations of (i) the Issuer and/or (ii) any Guarantor which is not a direct or indirect subsidiary of such Luxembourg Guarantor, shall be limited at any time to an aggregate amount not exceeding the higher of:
(i)90% of such Luxembourg Guarantor’s capitaux propres and subordinated debt (all as referred to in annex I to the Grand Ducal Regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing the law of 19 December 2002 on the register of commerce and companies and the accounting and annual accounts of undertakings, as amended (“Annex I”) ) as reflected in its last annual accounts (approved by a shareholders’ meeting) available on the date on which a demand is made under such Luxembourg Guarantor’s Note Guarantee; and
(ii)90% of such Luxembourg Guarantor’s capitaux propres and subordinated debt (all as referred to in Annex I) as reflected in its last annual accounts (approved by a shareholders’ meeting) available on the date of this Indenture.
The above limitation shall not apply to any proceeds of the offering of the Notes on-lent, or otherwise made available, to such Luxembourg Guarantor or any of its direct or indirect subsidiaries.
Section 10.03    Execution and Delivery of Guarantee.
(a)To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee (a “Notation of Guarantee”) substantially in the form attached hereto as Exhibit D shall be endorsed by an Officer of such Guarantor by manual, electronic or facsimile signature on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.
(b)Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a Notation of Guarantee.
(c)If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.
(d)The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
(e)If required by Section 4.17, the Issuer shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Notations of Guarantee in accordance with Section 4.17 and this Article 10, to the extent applicable.
Section 10.04    Guarantors May Consolidate, Etc., on Certain Terms.
Notwithstanding anything to the contrary in this Indenture, each Guarantor may consolidate with or merge into or sell its assets to the Issuer or another Guarantor without limitation, or with, into or to any other Persons upon the terms and conditions set forth in Article 5.

Section 10.05    Releases.
The Note Guarantee of a Guarantor will be automatically released in the event that:
(a)there is a sale, disposition or other transfer (including through merger or consolidation) of (i) all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock (including through merger or consolidation) following which the applicable Guarantor is no longer a Subsidiary of the Issuer), or (ii) all or substantially all the assets, of the applicable Guarantor;
(b)in the case of any Subsidiary of the Issuer, which after the Issue Date is required to provide a Note Guarantee pursuant to Section 4.17, the release or discharge of the Guarantee by such entity of all Indebtedness of the Issuer or any Subsidiary of the Issuer or the repayment of all the Indebtedness or Disqualified Stock, in each case, which resulted in an obligation to provide a Note Guarantee;
(c)if the Issuer exercises its Legal Defeasance option or its Covenant Defeasance option as described under Article 8 or if its obligations under this Indenture are discharged in accordance with the terms of this Indenture as described under Article 11; or
(d)such Guarantor is also a guarantor or borrower under the Credit Agreement as in effect on the Issue Date and, at the time of release of its Note Guarantee, (x) has been released from its Guarantee of, and all pledges and security, if any, granted by it in connection with the Credit Agreement, (y) is not an obligor under any Indebtedness (other than Indebtedness permitted to be incurred pursuant to clause (3), (5), (6), (7), (8), (9), (10) and (11) of Section 4.09(b) and (z) does not Guarantee any Indebtedness in excess of $50,000,000 (or its foreign currency equivalent) at such time outstanding of the Issuer or any of the other Guarantors.
ARTICLE 11
SATISFACTION AND DISCHARGE
Section 11.01    Satisfaction and Discharge.
(a)This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
(i)Either:
(A)all the Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
(B)all the Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable by reason of the giving of a notice of redemption or otherwise within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(ii)in the case of subclause (i)(B) above, no Default or Event of Default has occurred and is continuing under this Indenture on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from or arising in connection with borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer is a party or by which the Issuer is bound;
(iii)the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and
(iv)the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes issued hereunder at maturity or the redemption date, as the case may be.
(b)In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
(c)Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (i) of Section 11.01(a), the provisions of Sections 11.02 and 8.06 hereof will survive such satisfaction and discharge. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture
Section 11.02    Application of Trust Money.
Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS
Section 12.01    [Intentionally Omitted].
Section 12.02    Notices.
Any notice, demand, instruction, request, direction or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in English and in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or other electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuer and/or any Guarantor:
Sensata Technologies B.V.
c/o Sensata Technologies, Inc.
529 Pleasant Street
Attleboro, Massachusetts
Facsimile No.: (508) 236-3800
Attention: Chief Financial Officer
With a copy to:
Foley Hoag LLP
Seaport West
155 Seaport Boulevard
Boston, MA US 02210-2600
Attention: Malcolm G. Henderson, Esq.

If to the Trustee:
The Bank of New York Mellon
Corporate Trust Division
240 Greenwich Street, 7th Floor East
New York, NY 10286
Facsimile No.: (212) 815-5366
Attention: Corporate Trust Division
The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications to the Trustee or any Agent shall be deemed to have been duly given upon actual receipt thereof by such party. All other notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or other electronic transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder of a Global Note will be delivered to the Depositary in accordance with its customary procedures. Any notice or communication to a Holder of a Definitive Note will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to give a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
Except with respect to the Trustee and the Agents, if a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods, including any non-secure method, such as, but without limitation, by facsimile or electronic mail, to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.
If the Issuer gives a notice or communication to Holders, it will give a copy to the Trustee and each Agent at the same time.
The Trustee shall have the right to accept and act upon Instructions given pursuant to this Indenture and any related financing documents and delivered using Electronic Means as provided in Section 7.06.
Section 12.03    Communication by Holders of Notes with Other Holders of Notes.
Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 12.04    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:
(i)an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided, that such Officers’ Certificate shall not be required to be furnished to the Trustee in connection with the authentication and delivery of the Notes on the Issue Date; and
(ii)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided, that such Opinion of Counsel shall not be required to be furnished to the Trustee in connection with the authentication and delivery of the Notes on the Issue Date.
Section 12.05    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:
(i)a statement substantially to the effect that the Person making such certificate or opinion has read such covenant or condition;
(ii)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)a statement substantially to the effect that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(iv)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
Section 12.06    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07    No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, incorporator or stockholder of the Issuer, the Parent, any other direct or indirect parent company of the Issuer or any Subsidiary of the Issuer, as such, will have any liability for any obligations of the Issuer or any Guarantor under any Notes, this Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of such Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.
Section 12.08    Governing Law.
THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 12.09    Jurisdiction; Waiver of Jury Trial.
(a)Each of the Issuer and the Guarantors hereby consents to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court, in each case, sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof in any action or proceeding arising out of or related to the Notes, this Indenture or the Note Guarantees. Each of the Issuer and the Guarantors hereby appoints C T Corporation located at 111 Eighth Avenue, New York, New York 10011 as its

authorized agent upon which service of process may be served in any action or proceeding brought in any court of the State of New York or any U.S. federal court sitting in the Borough of Manhattan, The City of New York in connection with this Indenture, the Notes or the Note Guarantees.
(b)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 12.10    Waiver of Immunities.
To the extent that the Issuer or any Guarantor may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with and as set out in this Indenture, the Notes or the Note Guarantees and to the extent that in any jurisdiction there may be immunity attributed to the Issuer or the Guarantors or the Issuer’s or any Guarantor’s assets, whether or not claimed, the Issuer or any Guarantor, as applicable, irrevocably agrees for the benefit of the Holders not to claim, and irrevocably waives, the immunity to the full extent permitted by law.
Section 12.11    Currency Rate Indemnity.
The U.S. dollar is the sole currency of account and payment for all sums payable by the Issuer or any Guarantor under or in connection with this Indenture, the Notes and the Note Guarantees, including damages. Any amount with respect to this Indenture, the Notes and the Note Guarantees received or recovered in a currency other than U.S. dollars, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Guarantor or otherwise by any Holder or by the Trustee, in respect of any sum expressed to be due to it from the Issuer or any Guarantor will only constitute a discharge to the Issuer or any Guarantor to the extent of the U.S. dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).
Section 12.12    Successors.
All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.04 hereof.
Section 12.13    Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, then (to the extent permitted by applicable law) the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.14    Counterpart Originals.
This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Indenture by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 12.15    Table of Contents, Headings, Etc.
The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]

Dated as of March 29, 2021

SIGNATURES

SENSATA TECHNOLOGIES B.V., as Issuer
By: /s/ Gerrit H. Ensing______________
Name: Gerrit H. Ensing
Title: Director

    1

SENSATA TECHNOLOGIES, INC.
BEI NORTH AMERICA LLC
CRYDOM, INC.
CUSTOM SENSORS & TECHNOLOGIES, INC.
CUSTOM SENSORS & TECHNOLOGIES US CORPORATION
CUSTOM SENSORS & TECHNOLOGIES US LLC
KAVLICO CORPORATION
NEWALL ELECTRONICS INC., each as Guarantor

By: /s/ Paul Vasington______________
Name: Paul Vasington
Title: EVP and Chief Financial Officer

SENSATA TECHNOLOGIES US, LLC
SENSATA TECHNOLOGIES US II, LLC, each as Guarantor

By: /s/ Paul Vasington______________
Name: Paul Vasington
Title: Manager

STI HOLDCO, INC., as Guarantor

By: /s/ Paul Vasington______________
Name: Paul Vasington
Title: Director

    2

CDI NETHERLANDS B.V.
SENSATA TECHNOLOGIES HOLDING COMPANY MEXICO, B.V.
SENSATA TECHNOLOGIES HOLLAND B.V., each as Guarantor

By: /s/ Gerrit H. Ensing______________
Name: Gerrit H. Ensing
Title: Director
SENSATA TECHNOLOGIES BULGARIA EOOD, as a Guarantor

By: /s/ Gerrit H. Ensing______________
Name: Gerrit H. Ensing
Title: Director

    3

Signed by Frank E. DeVita (name of director) for and on behalf of	/s/ Frank E. DeVita______________
AUGUST UK HOLDCO LIMITED, as Guarantor	Director

Signed by Frank E. DeVita (name of director) for and on behalf of	/s/ Frank E. DeVita______________
CUSTOM SENSORS & TECHNOLOGIES NEWCO LTD., as Guarantor	Director

Signed by Frank E. DeVita (name of director) for and on behalf of	/s/ Frank E. DeVita______________
SENSATA TECHNOLOGIES UK FINANCING CO. PLC, as Guarantor	Director

Signed by Frank E. DeVita (name of director) for and on behalf of	/s/ Frank E. DeVita______________
ST SCHRADER HOLDING COMPANY UK LIMITED, as Guarantor	Director

    4

SENSATA TECHNOLOGIES BERMUDA LTD., as a Guarantor

By: /s/ George Verras______________
Name: George Verras
Title: Director

SENSATA TECHNOLOGIES JAPAN LIMITED., as a Guarantor

By: /s/ Song Changhwan______________
    5

Name: Song Changhwan
Title: Representative Director

AUGUST BRAZIL HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 168084,
as Guarantor

By: /s/ Joseph Barberia______________
    6

Name: Joseph Barberia
Title: Manager (Class A)

AUGUST BRAZIL HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 168084,
as Guarantor

By: /s/ Dylan Davies______________
Name: Dylan Davies
Title: Manager (Class B)
    7

AUGUST LUX HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167704,
as Guarantor

By: /s/ Joseph Barberia______________
Name: Joseph Barberia
Title: Manager (Class A)
AUGUST LUX HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167704,
as Guarantor

By: /s/ Dylan Davies______________
Name: Dylan Davies
Title: Manager (Class B)
    8

AUGUST LUXUK HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167757,
as Guarantor

By: /s/ Joseph Barberia______________
Name: Joseph Barberia
Title: Manager (Class A)
AUGUST LUXUK HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167757,
as Guarantor

By: /s/ Dylan Davies______________
Name: Dylan Davies
Title: Manager (Class B)
    9

ST AUGUST LUX COMPANY S.A.R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192229,
as Guarantor

By: /s/ Joseph Barberia______________
Name: Joseph Barberia
Title: Manager (Class A)
ST AUGUST LUX COMPANY S.A.R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192229,
as Guarantor

By: /s/ Dylan Davies______________
Name: Dylan Davies
Title: Manager (Class B)
    10

ST AUGUST LUX INTERMEDIATE HOLDCO S.A.R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192214,
as Guarantor

By: /s/ Joseph Barberia______________
Name: Joseph Barberia
Title: Manager (Class A)
ST AUGUST LUX INTERMEDIATE HOLDCO S.A.R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192214,
as Guarantor

By: /s/ Dylan Davies______________

Name: Dylan Davies
Title: Manager (Class B)

    11

THE BANK OF NEW YORK MELLON, as Trustee, Registrar and Paying Agent
By: /s/ Wanda Camacho______________
Name: Wanda Camacho
Title: Vice President

    12

EXHIBIT A
[Face of Note]
[Insert legends required by the Indenture]

    1

[Insert as appropriate:
144A CUSIP No.: [_________]
144A ISIN: [_________]
Reg S CUSIP No.: [_________]
Reg S ISIN: U[_________]]
4.000% Senior Notes due 2029
No. [A][S]-[●]    $
SENSATA TECHNOLOGIES B.V.
promises to pay to CEDE & CO. or registered assigns, the principal sum of __________________ DOLLARS [if the Note is a Global Note, add the following: (as revised by the Schedule of Increases and Decreases in Global Note, attached hereto)] on April 15, 2029.
Interest Payment Dates: April 15 and October 15, commencing October 15, 2021.
Additional provisions of this Note are set forth on the other side of this Note.
Record Dates: April 1 and October 1.
Dated: [_________], [____]

    2

SENSATA TECHNOLOGIES B.V.
By:
Name:
Title:
Dated:

    3

Dated:
This is one of the Notes referred to
in the within-mentioned Indenture:
THE BANK OF NEW YORK MELLON, as Trustee
By:
    Authorized Signatory

    4

[Reverse of Note]
4.000% Senior Notes due 2029
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)    INTEREST. Sensata Technologies B.V. (the “Issuer”), a private company with limited liability incorporated under Dutch law, promises to pay interest on the principal amount of this Note at 4.00% per annum from March 29, 20211 until maturity. The Issuer will pay interest, if any, semi-annually in arrears on April 15 and October 15 of each year (subject to the second following sentence), or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 29, 20212, until the principal hereof is due. The first Interest Payment Date shall be October 15, 20213. The Issuer will pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
(2)    METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date (whether or not a Business Day), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Issuer will pay principal, premium, if any, and interest on Definitive Notes at the office of the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)    PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, as the Trustee, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.
(4)    INDENTURE. The Issuer issued the Notes under the Indenture dated as of March 29, 2021 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all the terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
The Notes are unsecured senior obligations of the Issuer. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes issued in exchange for Initial Notes or Additional Notes issued pursuant to the Indenture. The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, incur Indebtedness (other than the Issuer), create or incur Liens and enter into sale and lease-back transactions. The Indenture also imposes limitations on
1 Date to be used for Initial Notes; date to be revised as appropriate in the case of any Additional Notes.
2 Date to be used for Initial Notes; date to be revised as appropriate in the case of any Additional Notes.
3 Date to be used for Initial Notes; date to be revised as appropriate in the case of any Additional Notes.
    5

the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.
To Guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally Guaranteed the obligations of the Issuer under the Notes on an unsecured senior basis pursuant to the terms of the Indenture.
(5)    OPTIONAL REDEMPTION. Except pursuant to Sections 3.07(b) through Section 3.07(e) and 4.15(f) of the Indenture, the Notes will not be optionally redeemable by the Issuer; provided, however, the Issuer may acquire the Notes by means other than an optional redemption.
(a)At any time and from time to time prior to April 15, 2024, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the record date to receive interest due on the related Interest Payment Date).
(b)At any time and from time to time on or after April 15, 2024, the Issuer may redeem the Notes, in whole or in part, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the record date to receive interest due on the related Interest Payment Date):

Period Beginning April 15,	Price
2024	102.000%
2025	101.000%
2026 and thereafter	100.000%

(c)At any time and from time to time prior to April 15, 2024, the Issuer may redeem up to 40% of the principal amount of the outstanding Notes (including Additional Notes, if any) with the net cash proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 104.000%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided that (i) at least 60% of the aggregate principal amount of Notes issued on the Issue Date and any Additional Notes originally issued under the Indenture after the Issue Date remains outstanding immediately after each such redemption, and (ii) notice of any such redemption is given to the Holders within 90 days of the closing of each such Equity Offering.
(d)The Issuer may, at its option, redeem the Notes, in whole but not in part, at any time upon not less than 15 days’ nor more than 30 days’ notice to the Holders (which notice shall be irrevocable and given in accordance with Section 3.03 of the Indenture), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date, premium, if any, and all Additional Amounts, if any, then due and which will become due on the date of redemption as a result of the redemption or otherwise, if the Issuer determines in good faith that the Issuer or any Guarantor is, or on the next date on which any amount would be payable in respect of the Notes, would be obligated to pay Additional Amounts in respect of the Notes pursuant to the terms and conditions thereof (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by
    6

the Issuer or another Guarantor without the obligation to pay Additional Amounts), which the Issuer or such Guarantor, as the case may be, cannot avoid by the use of reasonable measures available to it (including, without limitation, making payment through a Paying Agent located in another jurisdiction), as a result of:
(1)    any change in, or amendment to, the laws or treaties (or any regulations, official guidance or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation which becomes effective on or after the Issue Date or, in the case of a Relevant Taxing Jurisdiction that arises after the Issue Date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under the Indenture (or, in the case of a successor Person, after the date of assumption by the successor person of the obligations thereunder); or
(2)    any change in the official application, administration, or interpretation of the laws, treaties, regulations, official guidance or rulings of any Relevant Taxing Jurisdiction (including a holding, judgment, or order by a court of competent jurisdiction), on or after the Issue Date or, in the case of a Relevant Taxing Jurisdiction that arises after the Issue Date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under the Indenture (or, in the case of a successor Person, after the date of assumption by the successor person of the obligations thereunder).
Notwithstanding the foregoing, the Issuer may not redeem the Notes under this provision if a Relevant Taxing Jurisdiction changes and the Issuer is obligated to pay Additional Amounts as a result of a Change in Tax Law of such Relevant Taxing Jurisdiction which was officially announced at the time the latter became a Relevant Taxing Jurisdiction.
Notwithstanding the foregoing, no such notice of redemption will be given (i) earlier than 90 days prior to the earliest date on which the Issuer or any Guarantor, would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the Notes or the relevant Note Guarantee, as the case may be, were then due and (ii) unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect.
(e)    Except for redemption pursuant to Section 3.07(e) of the Indenture, notices of optional redemption will be given at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed in accordance with Section 12.02 of the Indenture, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.
(6)    MANDATORY REDEMPTION. The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.
(7)    REPURCHASE AT THE OPTION OF HOLDER. If a Change of Control occurs, unless the Issuer at such time has given notice of redemption with respect to all outstanding Notes, each Holder will have the right to require the Issuer to repurchase all or any part (in a minimum principal amount of $200,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes pursuant to a change of control offer (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to, but excluding, the Change of Control Payment Date. Within 30 days following any Change of Control, unless the Issuer at such time has given notice of redemption with respect to all outstanding Notes, the Issuer will
    7

give notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given.
(8)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $200,000 (the “Minimum Dollar Denomination”) and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not register the transfer of or exchange any Note selected for redemption in whole or in part or subject to purchase in a Change of Control Offer, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before the day the Issuer gives notice of redemption of the Notes or makes a Change of Control Offer and ending at the close of business on the day notice of redemption is given or the Change of Control Offer is made.
(9)    PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as its owner for all purposes.
(10)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Issuer and Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes or the Note Guarantees may be amended or supplemented:
(i)    to cure any ambiguity, mistake, defect or inconsistency;
(ii)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(iii)    to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of the Issuer’s or such Guarantor’s obligations under the Indenture;
(iv)    to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;
(v)    to secure the Notes;
(vi)    to add a Note Guarantee;
(vii)    to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” included in the Offering Memorandum relating to the Notes;
    8

(viii)    to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture; or
(ix)    to release a Guarantor from its Note Guarantee; provided that such release is in accordance with the applicable provisions of the Indenture;
provided, that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of Section 9.01 of the Indenture.
(11)    DEFAULTS AND REMEDIES. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, any Subsidiary of the Issuer that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes or a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and the remedial action the Issuer proposes to take in connection therewith.
(12)    DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations under the Notes, the Note Guarantees and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Securities for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.
(13)    TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.
(14)    NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Issuer, the Parent, any other direct or indirect parent entity of the Issuer or any Subsidiary of the Issuer, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(15)    AUTHENTICATION. This Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.
    9

(16)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17)    CUSIP NUMBERS, ISINS. The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes, and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(18)    GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.
(19)    JURISDICTION; WAIVER OF JURY TRIAL.
(a)    Each of the Issuer and the Guarantors has consented to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court, in each case, sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof in any action or proceeding arising out of or related to this Note, the Indenture or the Note Guarantees. Each of the Issuer and the Guarantors has appointed C T Corporation located at 111 8th Avenue, New York, New York 10011 as its authorized agent upon which service of process may be served in any action or proceeding brought in any court of the State of New York or any U.S. federal court sitting in the Borough of Manhattan, The City of New York in connection with the Indenture, this Note or the Note Guarantees.
(b)    EACH OF THE PARTIES TO THE INDENTURE HAS IRREVOCABLY WAIVED ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
(20)    WAIVER OF IMMUNITIES. To the extent that the Issuer or any Guarantor may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with and as set out in the Indenture, this Note or the Note Guarantees and to the extent that in any jurisdiction there may be immunity attributed to the Issuer or the Guarantors or the Issuer’s or any Guarantor’s assets, whether or not claimed, the Issuer or any Guarantor, as applicable, has irrevocably agreed for the benefit of the Holders not to claim, and irrevocably waived, the immunity to the full extent permitted by law.
(21)    CURRENCY RATE INDEMNITY. The U.S. dollar is the sole currency of account and payment for all sums payable by the Issuer or any Guarantor under or in connection with the Notes, including damages. Any amount with respect to the Notes or the Note Guarantee received or recovered in a currency other than U.S. dollars, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Guarantor or otherwise by any Holder or by the Trustee, in respect of any sum expressed to be due to it from the Issuer or any Guarantor will only constitute a discharge to the Issuer or any Guarantor to the extent of the U.S. dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on
    10

the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Sensata Technologies B.V.
c/o Sensata Technologies, Inc.
529 Pleasant Street
Attleboro, Massachusetts
Facsimile No.: (508) 236-3800
Attention: Chief Financial Officer

    11

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
    (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name
appears on the face of this Note)
Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

    12

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.15 of the Indenture, check the box below:
Section 4.15
If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:
$
Date:
Your Signature:
(Sign exactly as your name
appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

    13

SCHEDULE OF INCREASES AND DECREASES OF INTERESTS IN THE GLOBAL NOTE
[To be inserted for 144A Global Note]
The following transfer or exchange of a part of this 144A Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this 144A Global Note, or to reflect a redemption or repurchase of the Notes and cancellation, have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

[To be inserted for Regulation S Global Note]
The following transfer or exchange of a part of this Regulation S Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Regulation S Global Note, or to reflect a redemption or repurchase of the Notes and cancellation, have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

    14

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Sensata Technologies B.V.
c/o Sensata Technologies, Inc.
529 Pleasant Street
Attleboro, Massachusetts
Facsimile No.: (508) 236-3800
Attention: Chief Financial Officer
The Bank of New York Mellon
Corporate Trust Division
240 Greenwich Street, 7th Floor East
New York, NY 10286
Facsimile No.: (212) 815-5366
Attention: Corporate Trust Division
Re: 4.000% Senior Notes due 2029
Reference is hereby made to the Indenture, dated as of March 29, 2021 (the “Indenture”), among Sensata Technologies B.V., a private company with limited liability incorporated under Dutch law, as issuer (the “Issuer”), the Guarantors party thereto and The Bank of New York Mellon, a New York banking corporation, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interests in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.__ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2.__ Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3.__ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)__ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)__ such Transfer is being effected to Sensata Technologies B.V. or a subsidiary thereof;
or
(c)__ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)__ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by, if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000, an opinion of counsel acceptable to the Issuer provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.
4.__ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a)__ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
(b)__ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States, (ii) the Transfer is being made after the expiration of the Restricted Period, and (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
(c)__ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name: Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a) __ a beneficial interest in the:
(i) __ 144A Global Note (CUSIP _________), or
(ii) __ Regulation S Global Note (CUSIP _________); or
(b) __ a Restricted Definitive Note.
2. After the Transfer the Transferee will hold:
[CHECK ONE]
(a) __ a beneficial interest in the:
(i) __ 144A Global Note (CUSIP _________), or
(ii) __ Regulation S Global Note (CUSIP _________), or
(iii) __ Unrestricted Global Note (CUSIP _________); or
(b) __ a Restricted Definitive Note; or
(c) __ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Sensata Technologies B.V.
c/o Sensata Technologies, Inc.
529 Pleasant Street
Attleboro, Massachusetts
Facsimile No.: (508) 236-3800
Attention: Chief Financial Officer
The Bank of New York Mellon
Corporate Trust Division
240 Greenwich Street, 7th Floor East
New York, NY 10286
Facsimile No.: (212) 815-5366
Attention: Corporate Trust Division
Re: 4.00% Senior Notes due 2029
Reference is hereby made to the Indenture, dated as of March 29, 2021 (the “Indenture”), among Sensata Technologies B.V., a private company with limited liability incorporated under Dutch law, as issuer (the “Issuer”), the Guarantors party thereto and The Bank of New York Mellon, a New York banking corporation, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interests in such Note[s] specified herein, in the principal amount of $____________ (CUSIP ____________; ISIN ____________) in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a)__ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)__ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities

Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)__ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)__ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a)__ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b)__ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ____ 144A Global Note/ ____ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name: Title:

Dated:

EXHIBIT D
FORM OF NOTATION OF GUARANTEE
For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally Guaranteed, to the extent set forth in and subject to the provisions in the Indenture dated as of March 29, 2021, (as amended, modified or supplemented from time to time, the “Indenture”) among Sensata Technologies B.V., a private company with limited liability incorporated under Dutch law, the Guarantors party thereto, and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), (a) prompt payment of the principal of, premium, if any, and accrued and unpaid interest and defaulted interest, if any, on the Notes when due, whether at maturity, by acceleration, redemption or otherwise, and the prompt payment of interest on overdue principal, premium, if any, and interest and defaulted interest, if any, on the Notes (pursuant to Section 2.12 of the Indenture), if lawful (subject in all cases to any applicable grace periods provided in the Indenture and the Notes) when due, and all other obligations of the Issuer to the Holders or the Trustee under the Indenture and the Notes will be promptly paid in full, all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee (including Sections 12.08 and 12.09 of the Indenture on Governing Law and Jurisdiction, respectively). Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
[SIGNATURE PAGE FOLLOWS]

    D-1

IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually, by facsimile or electronically by its duly authorized officer.
[NAME OF GUARANTOR]

    D-2

EXHIBIT E
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 20___, among __________________ (the “New Guarantor”), a subsidiary of Sensata Technologies B.V., a private company with limited liability incorporated under Dutch law (the “Issuer”), the Issuer, and The Bank of New York Mellon, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer and certain Subsidiaries of the Issuer have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of March 29, 2021 providing for the issuance of 4.000% Senior Notes due 2029 (the “Notes”);
WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally Guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Issuer, the Parent, any other direct or indirect parent entity of the Issuer or any Subsidiary of the Issuer, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.    NOTICES. All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.

5.    RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.
6.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.     JURISDICTION; WAIVER OF JURY TRIAL. THE PROVISIONS UNDER SECTION 12.09 OF THE INDENTURE SHALL APPLY TO THIS SUPPLEMENTAL INDENTURE.
8.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
9.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
10.    TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of the Note Guarantee of the New Guarantor or this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
[NEW GUARANTOR]
By:
Name:
Title:
SENSATA TECHNOLOGIES B.V.
By:
Name:
Title:

THE BANK OF NEW YORK MELLON as Trustee
By:
Name:
Title:

EXECUTION VERSION

SENSATA TECHNOLOGIES B.V.

AND

THE GUARANTORS NAMED HEREIN
$250,000,000

4.000% SENIOR NOTES DUE 2029

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 8, 2021

THE BANK OF NEW YORK MELLON

Trustee

TABLE OF CONTENTS

    i

FIRST SUPPLEMENTAL INDENTURE dated as of April 8, 2021 among Sensata Technologies B.V., a private company with limited liability incorporated under Dutch law (the “Issuer”), the Guarantors party to the Indenture referenced below, and The Bank of New York Mellon, a New York banking corporation, as Trustee under the Indenture referenced below, to the Indenture referenced below.
WHEREAS, the Issuer, the Guarantors and BNYM, as Trustee, entered into an Indenture dated as of March 29, 2021 (the “Indenture”) to establish and issue $750,000,000 in aggregate principal amount of the Issuer’s 4.000% Senior Notes due 2029 (the “Initial Notes”);
WHEREAS, the Indenture provides for the issuance by the Issuer from time to time thereunder, without the consent of the Holders, of Additional Notes of the same series as the Initial Notes and with terms and conditions identical to those of the Initial Notes (except for, as applicable, the issue date, the issue price, the interest accrual date and/or the initial interest payment date thereof), which Additional Notes will be consolidated and form a single class with the Initial Notes for all purposes under the Indenture;
WHEREAS, the Issuer desires to issue an additional $250,000,000 in aggregate principal amount of its 4.000% Senior Notes due 2029 as Additional Notes under the Indenture as supplemented hereby (the “Additional Notes” and, together with the Initial Notes, the “Notes”), the terms and provisions of which Additional Notes are to be as specified in the Indenture and this First Supplemental Indenture, and the Guarantors desire to Guarantee the obligations of the Issuer with respect thereto, as provided in Article 10 of the Indenture;
WHEREAS, the Issuer and the Guarantors have duly authorized the execution and delivery of this First Supplemental Indenture to authorize the issuance of the Additional Notes under the Indenture and the provision of the Guarantors’ Guarantees thereof, as applicable; and
WHEREAS, all actions of the Issuer and the Guarantors necessary to make this First Supplemental Indenture a valid agreement of the Issuer and the Guarantors, in accordance with the terms hereof and of the Indenture, have been done.
NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Additional Notes by the Holders thereof, the Issuer and the Guarantors covenant and agree with the Trustee as follows:
Article 1
Indenture and definitions
Section 1.01Provisions of the Indenture
Except as otherwise expressly provided herein, all of the definitions, provisions, terms and conditions of the Indenture shall remain in full force and effect. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this First Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes, and every Holder of an Additional Note authenticated and delivered under the Indenture as supplemented by this First Supplemental Indenture shall be bound hereby and thereby. Notwithstanding any other provision of this Section 1.01, the Indenture or this First Supplemental Indenture to the contrary, to the extent any provision of this First Supplemental Indenture or any Additional Note issued hereunder shall conflict with any provision of the Indenture, the provisions of this First Supplemental Indenture shall govern.
Section 1.02Definitions

For all purposes of this First Supplemental Indenture and the Additional Notes, except as otherwise expressly provided herein or unless the subject matter or context otherwise requires:
(a)any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this First Supplemental Indenture;
(b)the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;
(c)all defined terms used in this First Supplemental Indenture that are defined in the Indenture and not defined in this First Supplemental Indenture have the meanings assigned to them in the Indenture; and
(d)the term “Notes”, as defined in the Indenture and as used therein (including in any definition therein), shall include the Additional Notes in addition to the Initial Notes.
Article 2
THE ADDITIONAL NOTES
Section 1.01The Additional Notes
(a)Pursuant to Section 2.02 of the Indenture, there is hereby authorized the issuance of $250,000,000 in aggregate principal amount of the Issuer’s 4.000% Senior Notes due 2029, which amount shall be specified in the Authentication Order for the Additional Notes pursuant to Section 2.02 of the Indenture. The principal of the Additional Notes shall be due and payable at the Stated Maturity of the principal of the Initial Notes.
(b)The Additional Notes will be part of the same series as the Initial Notes and will be consolidated with and form a single class with the Initial Notes for all purposes under the Indenture, including, but not limited to, for purposes of voting with respect to consents, waivers and amendments regarding the Indenture or the Notes and redemptions of and offers to purchase the Notes.
(c)The Additional Notes will be in the form set forth in the Indenture and will have identical terms (other than issue date and issue price).
(d)Each Guarantor, by its execution hereof, affirms its Note Guarantee as provided in Article 10 of the Indenture with respect to the Additional Notes and acknowledges and agrees that it shall execute a Notation of Guarantee with respect to the Additional Notes to Guarantee the Issuer’s obligations under the Additional Notes as required by the Indenture.
(e)The Issuer confirms its appointment of the Trustee to act as the Registrar and Paying Agent with respect to the Additional Notes as provided in Section 2.03 of the Indenture, and the Trustee confirms its acceptance of such appointment.
Article 3
MISCELLANEOUS PROVISIONS
Section 1.01Consent to Service; Jurisdiction; Governing Law; Currency
1

Sections 12.08, 12.09(a) and 12.11 of the Indenture are incorporated herein by reference and shall apply, mutatis mutandis, hereto and to the subject matter hereof.
Section 1.02Waiver of Jury Trial
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE INDENTURE, THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 1.03Severability of Invalid Provisions
In case any provision in this First Supplemental Indenture or in the Additional Notes is invalid, illegal or unenforceable, then (to the extent permitted by applicable law) the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 1.04Execution in Counterparts
This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this First Supplemental Indenture by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this First Supplemental Indenture.

Section 1.05Certain Matters
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of the Additional Notes and the Guarantors’ Notes Guarantees and Notations of Guarantee with respect thereto, all of which are made solely by the Issuer and the Guarantors, as applicable.

[Signatures on following page]
2

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on their respective behalves, all as of the date first written above.

ISSUER:
SENSATA TECHNOLOGIES B.V., as Issuer
By: /s/ Gerrit H. Ensing______________
Name: Gerrit H. Ensing
Title: Director

3

GUARANTORS:

SENSATA TECHNOLOGIES, INC.
BEI NORTH AMERICA LLC
CRYDOM, INC.
CUSTOM SENSORS & TECHNOLOGIES, INC.
CUSTOM SENSORS & TECHNOLOGIES US CORPORATION
CUSTOM SENSORS & TECHNOLOGIES US LLC
KAVLICO CORPORATION
NEWALL ELECTRONICS INC., each as Guarantor

By: /s/ Paul Vasington______________
Name: Paul Vasington
Title: EVP and Chief Financial Officer

SENSATA TECHNOLOGIES US, LLC
SENSATA TECHNOLOGIES US II, LLC, each as Guarantor

By: /s/ Paul Vasington______________
Name: Paul Vasington
Title: Manager:

STI HOLDCO, INC., as Guarantor

By: /s/ Paul Vasington______________
Name: Paul Vasington
Title: Director

4

CDI NETHERLANDS B.V.
SENSATA TECHNOLOGIES HOLDING COMPANY MEXICO, B.V.
SENSATA TECHNOLOGIES HOLLAND B.V., each as Guarantor

By: /s/ Gerrit H. Ensing______________
Name: Gerrit H. Ensing
Title: Director
SENSATA TECHNOLOGIES BULGARIA EOOD, as a Guarantor

By: /s/ Gerrit H. Ensing______________
Name: Gerrit H. Ensing
Title: Director

5

SENSATA TECHNOLOGIES BERMUDA LTD., as a Guarantor

By: /s/ George Verras______________
Name: George Verras
Title: Director

6

Signed by Frank E. DeVita (name of director) for and on behalf of	/s/ Frank E. DeVita______________
AUGUST UK HOLDCO LIMITED, as Guarantor	Director

Signed by Frank E. DeVita (name of director) for and on behalf of	/s/ Frank E. DeVita______________
CUSTOM SENSORS & TECHNOLOGIES NEWCO LTD., as Guarantor	Director

Signed by Frank E. DeVita (name of director) for and on behalf of	/s/ Frank E. DeVita______________
SENSATA TECHNOLOGIES UK FINANCING CO. PLC, as Guarantor	Director

Signed by Frank E. DeVita (name of director) for and on behalf of	/s/ Frank E. DeVita______________
ST SCHRADER HOLDING COMPANY UK LIMITED, as Guarantor	Director

7

SENSATA TECHNOLOGIES JAPAN LIMITED., as a Guarantor

By: /s/ Song Changhwan______________
Name: Song Changhwan
Title: Representative Director

8

AUGUST BRAZIL HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 168084,
as Guarantor

By: /s/ Joseph Barberia______________
Name: Joseph Barberia
Title: Manager (Class A)
AUGUST BRAZIL HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 168084,
as Guarantor

By: /s/ Dylan Davies______________
Name: Dylan Davies
Title: Manager (Class B)
9

AUGUST LUX HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167704,
as Guarantor

By: /s/ Joseph Barberia______________
Name: Joseph Barberia
Title: Manager (Class A)

AUGUST LUX HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167704,
as Guarantor

By: /s/ Dylan Davies______________
Name: Dylan Davies
Title: Manager (Class B)
10

AUGUST LUXUK HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167757,
as Guarantor

By: /s/ Joseph Barberia______________
Name: Joseph Barberia
Title: Manager (Class A)

AUGUST LUXUK HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167757,
as Guarantor

By: /s/ Dylan Davies______________
Name: Dylan Davies
Title: Manager (Class B)
11

ST AUGUST LUX COMPANY S.A.R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192229,
as Guarantor

By: /s/ Joseph Barberia______________
Name: Joseph Barberia
Title: Manager (Class A)

ST AUGUST LUX COMPANY S.A.R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192229,
as Guarantor

By: /s/ Dylan Davies______________
Name: Dylan Davies
Title: Manager (Class B)
12

ST AUGUST LUX INTERMEDIATE HOLDCO S.A.R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192214,
as Guarantor

By: /s/ Joseph Barberia______________
Name: Joseph Barberia
Title: Manager (Class A)

ST AUGUST LUX INTERMEDIATE HOLDCO S.A.R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192214,
as Guarantor

By: /s/ Dylan Davies______________

Name: Dylan Davies
Title: Manager (Class B)

13

THE BANK OF NEW YORK MELLON, as Trustee, Registrar and Paying Agent
By: /s/ Wanda Camacho______________
Name: Wanda Camacho
Title: Vice President

14

SECOND SUPPLEMENTAL INDENTURE
SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 24, 2021, among GIGAVAC, LLC (the “New US Guarantor”), a subsidiary of Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Issuer”), Sensata Technologies Malta Ltd (the “New Maltese Guarantor”), a subsidiary of the Issuer, Sensata Malta Holding Ltd (the “New Maltese Holdco Guarantor” and, together with the New Maltese Guarantor and the New US Guarantor, the “New Guarantors”), a subsidiary of the Issuer, the Issuer and The Bank of New York Mellon, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer and certain of its Subsidiaries have heretofore executed and delivered to the Trustee an indenture, dated as of March 29, 2021 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance by the Issuer of 4.000% Senior Notes due 2029 (the “Notes”);
WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall unconditionally Guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and therein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. Each New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture, and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Issuer, the Parent, any other direct or indirect parent entity of the Issuer or any Subsidiary of the Issuer, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.    NOTICES. All notices or other communications to each New Guarantor shall be given as provided in Section 12.02 of the Indenture.

5.    RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.
6.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.     JURISDICTION; WAIVER OF JURY TRIAL. THE PROVISIONS UNDER SECTION 12.09 OF THE INDENTURE SHALL APPLY TO THIS SUPPLEMENTAL INDENTURE.
8.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
9.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
10.    TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of the Note Guarantee of each New Guarantor or this Supplemental Indenture.
2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GIGAVAC, LLC, as the New US Guarantor
By: Sensata Technologies, Inc., its sole member
By:    /s/ Frank E. DeVita
Name: Frank E. DeVita
Title: Treasurer
SENSATA TECHNOLOGIES MALTA LTD, as the New Maltese Guarantor
By:    /s/ Shannon M. Votava
Name: Shannon M. Votava, Esq.
Title: Director
SENSATA MALTA HOLDING LTD, as the New Maltese Subsidiary Guarantor
By:    /s/ Shannon M. Votava
Name: Shannon M. Votava, Esq.
Title: Director
SENSATA TECHNOLOGIES B.V., as the Issuer
By:    /s/ Gerrit H. Ensing
Name: Gerrit H. Ensing
Title: Director

THE BANK OF NEW YORK MELLON, as Trustee
[Signature Page to Supplemental Indenture – 2029 Notes]

By:    /s Wanda Camacho
Name: Wanda Camacho
Title: Vice President

[Signature Page to Supplemental Indenture – 2029 Notes]

THIRD SUPPLEMENTAL INDENTURE
THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 24, 2022, among Dynapower Company LLC, a Delaware limited liability company (“Dynapower”) and an indirect subsidiary of Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Issuer”), Xirgo Technologies, LLC, a Delaware limited liability company (“Xirgo”) and an indirect subsidiary of the Issuer, SmartWitness USA, LLC, an Illinois limited liability company (“SmartWitness” and, together with Dynapower and Xirgo, the “New Guarantors” and each a “New Guarantor”) an indirect subsidiary of the Issuer, the Issuer and The Bank of New York Mellon, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer and certain of its Subsidiaries have heretofore executed and delivered to the Trustee an indenture dated as of March 29, 2021 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance by the Issuer of 4.000% Senior Notes due 2029 (the “Notes”);
WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall unconditionally Guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and therein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. Each New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture, and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Issuer, the Parent, any other direct or indirect parent entity of the Issuer or any Subsidiary of the Issuer, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.    NOTICES. All notices or other communications to each New Guarantor shall be given as provided in Section 12.02 of the Indenture.
19

5.    RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.
6.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.     JURISDICTION; WAIVER OF JURY TRIAL. THE PROVISIONS UNDER SECTION 12.09 OF THE INDENTURE SHALL APPLY TO THIS SUPPLEMENTAL INDENTURE.
8.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
9.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
10.    TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of the Note Guarantee of each New Guarantor or this Supplemental Indenture.

20

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
DYNAPOWER COMPANY LLC, as a New Guarantor
By: DP Acquisition Corporation, its sole member
By: /s/ Frank E. DeVita__________________
Name: Frank E. DeVita
Title: Treasurer
XIRGO TECHNOLOGIES, LLC, as a New Guarantor

By: Xirgo Technologies Intermediate Holdings,
LLC, its sole member

By: Sensata Technologies, Inc., its managing
member
By: /s/ Frank E. DeVita_______________
Name: Frank E. DeVita
Title: Treasurer

SMARTWITNESS USA, LLC, as a New Guarantor

By: SmartWitness Holdings, Inc., its sole member
By: /s/ Frank E. DeVita__________________
Name: Frank E. DeVita
Title: Treasurer
SENSATA TECHNOLOGIES, B.V., as the Issuer
By: /s/ Maria G. Freve__________________
Name: Maria G. Freve
Title: Director

[Signature Page to Supplemental Indenture - 2029 Notes]

THE BANK OF NEW YORK MELLON, as Trustee
By:    /s/ Teresa H. Wyszomierski______________
Name: Teresa H. Wyszomierski
Title: Vice President

[Signature Page to Supplemental Indenture - 2029 Notes]